                            STOCK PURCHASE AGREEMENT


                                  By and Among


                    INDUSTRI-MATEMATIK INTERNATIONAL CORP.,


                           ASTEA INTERNATIONAL INC.,

                                      and

                               NETWORK DATA, INC.



                               December 31, 1998

                               TABLE OF CONTENTS


                                   EXHIBITS
                                   --------

Exhibit A          -    Escrow Agreement
Exhibit B          -    Pro Forma Statement of Operations for the Three Months
                        ended December 31, 1998
Exhibit C          -    Green Shark Tool
Exhibit D          -    Financial Statements
Exhibit E          -    Exempted Trademarks
Exhibit F-1
 F-2 and F-3       -    Seller's Counsel Opinions
Exhibit G          -    Buyer's Counsel Opinions


                                   SCHEDULES
                                   ---------

Schedule 1.4(d)    -    Final Closing Balance Sheet Variance Calculations
Schedule 2         -    Disclosure Schedules
Schedule 6.1(n)    -    List of Employment Ageements with Key Employees

                                                                     EXHIBIT 2.1


                           STOCK PURCHASE AGREEMENT

  This Agreement is entered into as of December 31, 1998 by and among Industri-Matematik International Corp., a Delaware corporation (the "Buyer"), Astea International Inc., a Delaware corporation ("Astea") and Network Data, Inc., a Delaware corporation and wholly owned subsidiary of Astea ("Network"). Astea and Network are referred to collectively as the "Seller." The Buyer and the Seller are referred to individually herein as a "Party" and are referred to together herein as the "Parties."

                                 Preliminary Statement
                                 ---------------------

  1. Network owns 1,000 shares (collectively, the "Shares") of the common stock (the "Common Stock"), of Abalon AB, a corporation organized under the laws of the Kingdom of Sweden (Registration No. 556502-4972) (the "Company"), which Shares in the aggregate represent all of the issued and outstanding shares of the Company.

  2. The Company owns 2,000 shares of common stock of Astea International AB, a corporation organized under the laws of the Kingdom of Sweden (Registration No. 556329-9741) ("Astea AB"), which represents in the aggregate all of the issued and outstanding shares of capital stock of Astea AB.

  3. The Buyer desires to purchase, and the Seller desires to sell, the Shares for the consideration set forth below, subject to the terms and conditions of this Agreement.

  NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I

                                 THE PURCHASE

  I.1  Purchase and Sale of Shares.  Upon and subject to the terms and
       ---------------------------
conditions of this Agreement, the Buyer shall purchase the Shares from the Seller, and the Seller shall sell, transfer, convey, assign and deliver the Shares to the Buyer, at the Closing (as defined in Section 1.3(a) below), for the consideration specified below in this Article I. At the Closing, the Seller shall deliver to the Buyer and the Buyer shall purchase, acquire and accept from the Seller, the Shares. At the Closing, the Board of Directors of the Company shall, in accordance with the Companies Act of the Kingdom of Sweden (Sw:
Aktiebolagslagen), cause the transfer of the Shares to the Buyer to be entered into the share register of the Company.

  I.2  Purchase Price.
       --------------

        (a) Subject to adjustment pursuant to Section 1.4, the purchase price to be paid by the Buyer for the Shares shall be NINE MILLION FIVE HUNDRED THOUSAND UNITED STATES DOLLARS (US$9,500,000) (the "Purchase Price"). The Purchase Price shall be payable as follows:

                (i) The Buyer shall pay to the Seller at the Closing, by wire transfer or other delivery of immediately available funds, an aggregate amount equal to the Purchase Price less ONE MILLION ONE HUNDRED THOUSAND UNITED STATES DOLLARS (US$1,100,000) (the "Escrow Amount"); and


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                (ii) The Buyer shall deliver to the Escrow Agent (as defined in the Escrow Agreement, a form of which is attached hereto as Exhibit A (the
                                                            ---------
"Escrow Agreement")) at the Closing, by wire transfer or other delivery of immediately available funds, an aggregate amount equal to the Escrow Amount, pursuant to Section 1.6.

        (b) Three (3) Business Days (as defined below) prior to the Closing Date (as defined in Section 1.3(a) below), the Seller shall prepare and deliver (or cause the Company to prepare and deliver) to the Buyer an estimated balance sheet of the Company, including an estimated statement of Shareholders' Equity (as defined below) (together, the "Estimated Closing Balance Sheet"), as of the close of business on December 31, 1998 (which shall not give effect to the transactions contemplated by this Agreement). The Seller shall prepare the Estimated Closing Balance Sheet in good faith and in accordance with the accounting methods, treatments, principles and procedures set forth in Section 1.4(a) below to be used with respect to the preparation of the Closing Balance Sheet (as defined in Section 1.4(a) below). For purposes of this Agreement, "Shareholders' Equity" means the excess of the Company's consolidated total tangible assets over the Company's consolidated total liabilities.

  I.3  The Closing.
       -----------

        (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, MA 02109 commencing at 10:00 a.m. local time on December 31, 1998, or at such other place, time or date as may be mutually agreed upon in writing by the Parties, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby, but in no event more than five (5) Business Days after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (the "Closing Date"). The transfer of the Shares to the Buyer shall be deemed to occur at 10:00 a.m., local time on the Closing Date. (For purposes of this Agreement, "Business Day" means any day on which banks in Boston, Massachusetts are open for business.)

        (b)  At the Closing:

                (i) the Seller shall deliver to the Buyer the various certificates, instruments and documents referred to in Section 6.1;

                (ii) the Buyer shall deliver to the Seller the various certificates, instruments and documents referred to in Section 6.2;

                (iii) the Buyer, the Seller and the Escrow Agent shall execute and deliver to each other the Escrow Agreement;

                (iv) the Buyer shall pay the Purchase Price in the amounts and the manner specified in Section 1.2;

                (v) the Seller shall deliver to the Buyer one or more certificates evidencing the Shares;

                (vi) the Seller shall (or shall cause the Company to) deliver to the Buyer the minute books, stock books, ledgers and registers and similar corporate records of the Company and the Subsidiaries; and


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                (vii) the Buyer and the Seller shall execute and deliver to each other a cross-receipt evidencing the transactions referred to above.

  I.4  Post-Closing Adjustment.   The Purchase Price set forth in Section 1.2
       -----------------------
shall be subject to adjustment after the Closing Date as follows:

        (a) As promptly as possible after the Closing Date (but in any event not later than 30 days thereafter), the Seller shall prepare and deliver to the Buyer a balance sheet of the Company, (the "Closing Balance Sheet"), as of the close of business on December 31, 1998 (which shall not give effect to the transactions contemplated by this Agreement). Except as set forth below in this
Section 1.4(a), the Seller shall prepare the Closing Balance Sheet in accordance with the accounting methods, treatments, principles and procedures used in the preparation of the Financial Statements (as defined in Section 2.5 below), to the extent that the Financial Statements comply with U.S. generally accepted accounting principles, except that such Financial Statements do not include any purchase accounting adjustments relating to the acquisition of the Company by the Seller ("Modified U.S. GAAP"), and otherwise in accordance with Modified U.S. GAAP. The Closing Balance Sheet shall be accompanied by a calculation which sets forth the amount, if any, that the Seller is obligated to pay to the Buyer pursuant to Section 1.4(d) below. Any amounts due from customers of the Buyer for product which has been shipped but for which payment has not been collected, including amounts which have not yet been billed to the customer ("Accounts Receivable"), which have been outstanding for 90 days or longer from the date of the invoice as of the Closing Date, shall be written off and not appear as assets on the Closing Balance Sheet. All property, plant and equipment shown on the Closing Balance Sheet shall be net of all applicable depreciation and amortization. All intercompany payables, receivables and other balances shall be excluded from the Closing Balance Sheet and given no effect. The Shareholders' Equity of the Company as reflected on the Closing Balance Sheet (i.e., the excess of consolidated total tangible assets over consolidated total liabilities, in each case as determined on the basis set forth in this Section 1.4(a)) is referred to herein as the "Closing Adjusted Shareholders' Equity."

        (b) If the Buyer objects to the Closing Balance Sheet, the Buyer shall deliver to the Seller, within 30 days after receiving the Closing Balance Sheet, a detailed written statement describing the basis for such objection (the "Dispute Notice"). If the Buyer fails to deliver a Dispute Notice within this time period, the Closing Adjusted Shareholders' Equity shall be deemed to be the "Final Closing Adjusted Shareholders' Equity" and the Closing Balance Sheet shall be deemed the "Final Closing Balance Sheet." In the event the Buyer delivers a Dispute Notice, the Buyer and the Seller shall use reasonable efforts to resolve such differences regarding the determination of the Closing Adjusted Shareholder's Equity. If the Parties resolve such differences, the Closing Adjusted Shareholder's Equity agreed to by the Parties shall be deemed to be the "Final Closing Adjusted Shareholders' Equity" and the Closing Balance Sheet agreed to by the Parties shall be deemed to be the "Final Closing Balance Sheet".

        (c) The Parties shall use reasonable efforts to resolve any objections by the Buyer set forth in the Dispute Notice, but if they do not reach a final resolution within 60 days after the Closing Date, the Parties shall select a nationally recognized accounting firm mutually acceptable to them (the "Neutral Accountants") to resolve any such remaining objections. If the Parties are unable to agree on the choice of Neutral Accountants, they shall select by lot as Neutral Accountants a "Big Five" accounting firm other than Arthur Andersen LLP and PricewaterhouseCoopers LLC, provided, that if no "Big Five" accounting firm is available and willing to serve, an accounting firm shall be selected to serve as the Neutral Accountants pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Parties shall jointly instruct the Neutral Accountants to resolve any unresolved objections of the Buyer and deliver the Closing Balance Sheet within 30 days after the date of their appointment. The Neutral Accountants shall, in making their determination, follow the definitions and provisions of Section 1.4(a) of this Agreement. The Closing Balance Sheet


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shall be adjusted only as needed to conform with the requirements of Section
1.4(a) and, as so adjusted, shall be the "Final Closing Balance Sheet." The determination by the Neutral Accountants shall be conclusive and binding upon the Parties, absent fraud or manifest error. Nothing herein shall be construed to authorize or permit the Neutral Accountants to determine (i) any questions or matters whatever under or in connection with this Agreement except the determination of what adjustments, if any, must be made in one or more of the items reflected in the Closing Balance Sheet, or (ii) an adjustment to an item on the Closing Balance Sheet that is outside of the range defined by amounts as finally proposed by the Parties.

        (d) If the Final Closing Adjusted Shareholders' Equity as shown on the Final Closing Balance Sheet is less than US$576,000, the Seller shall be obligated to pay to Buyer the amount by which the Final Closing Adjusted Shareholders' Equity is less than US$576,000, except to the extent that such shortfall results from variances in actual revenue for the period from October 1, 1998 to the Closing Date, from the revenue forecast in the Forecasted Pro Forma Statement of Operations for the Three Months Ended December 31, 1998 attached hereto as Exhibit B and associated variable expenses (e.g. sales
                   ------- -
commissions) as determined in accordance with Schedule 1.4(d) attached hereto
                                              ---------------
(the resulting amount plus interest thereon from Closing Date at the simple rate of 8% per annum being hereinafter referred to as the "Seller Post-Closing Adjustment"). An example of the manner in which the calculation of the amount payable pursuant to this Section 1.4(d) is to be made is set forth in Schedule
                         ---------------                              --------
1.4(d) attached hereto.
------
        (e) Any payments required to be made by the Seller to the Buyer pursuant to this Section 1.4 shall be made by wire transfer or by other delivery of immediately available funds, within three (3) Business Days after the date on which the Final Closing Balance Sheet is finally determined pursuant to this
Section 1.4. Notwithstanding the immediately preceding sentence, the Parties agree that any claim by the Buyer pursuant to this Section 1.4 may, in the Buyer's discretion, be pursued against the Escrow Amount, subject to the terms of the Escrow Agreement; provided, however, that the Escrow Agreement shall not
                         --------  -------
be the exclusive means of enforcing, nor shall the Escrow Amount serve as a limit upon, the Buyer's rights under this Section 1.4. The Seller shall remain liable to the Buyer to the extent, if any, that the obligations of the Seller under Section 1.4(d) are not satisfied from the Escrow Amount.

        (f) The Parties shall share equally the fees and expenses of the Neutral Accountants in connection with the resolution of any dispute pursuant to Section 1.4(c) above. The Buyer shall cooperate with the Seller as reasonably requested by the Seller in connection with the preparation of the Closing Balance Sheet and the Final Closing Balance Sheet, including without limitation providing the Seller and the Seller's representatives with access to the Company's financial books and records, financial and accounting personnel and auditors.

  I.5  Further Assurances.    At any time and from time to time after the
       ------------------
Closing, at the request of the Buyer and without further consideration, the Seller shall promptly execute and deliver such other instruments of sale, transfer, conveyance and assignment and take such reasonable action as the Buyer may determine is necessary to transfer, convey and assign to the Buyer, and to evidence and confirm Buyer's rights to, title in and ownership of, the Shares, to place the Buyer in actual possession and operating control of the assets, properties and business of the Company and the Subsidiaries (as defined in Section 2.10 hereof), to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement; provided that Seller shall not be required to take any action that has a material adverse effect on its business or tax position unless otherwise required by or consistent with this Agreement.

  I.6  Escrow.      At the Closing, as provided in Section 1.2(a)(i), the Escrow
       ------
Amount shall be paid by the Buyer to the Escrow Agent for the purpose of securing the obligations of the Seller under Section 1.4(d), Article VIII and
Article IX hereof.  The Escrow Amount shall be held by the


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Escrow Agent pursuant to the terms of the Escrow Agreement. The nonpayment to the Seller of any of the Escrow Amount pursuant to the terms of the Escrow Agreement shall be treated as a corresponding reduction in the Purchase Price. The Escrow Amount shall be held as trust funds and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

  I.7  Transaction Taxes.      Any and all federal, state, county, local or
       -----------------
foreign sales, use, value added, excise, stamp, transfer, registration and other Taxes (as defined in Section 2.8 hereof) not in the nature of income taxes, fees and duties (including any interest, additions to tax and penalties with respect thereto) and any and all transfer, registration, recording or similar fees and charges imposed in connection with the consummation of the transactions contemplated by this Agreement (collectively, "Transfer Taxes") shall be borne equally by the Buyer, on the one hand, and the Seller, on the other hand.

  I.8  Assignment of "Green Shark" and Other Assets.      On or before the
       --------------------------------------------
Closing Date, Astea shall irrevocably assign and transfer to Astea AB, and otherwise waive any rights Astea may have to, and release any claims it may have against the Buyer, the Company or any of its Subsidiaries, with respect to (i) the "Green Shark" software architecture technology and development tool, more fully described on Exhibit C hereto (the "Green Shark Tool") and (ii) any and
                   ---------
all other assets held by Astea or any of its subsidiaries which are used in connection with or necessary to conduct the business of the Company or any of its Subsidiaries. In addition, effective on the Closing Date, the Development and Cost Sharing Agreement dated as of August 1, 1996 by and between Astea International Inc. and Astea International AB shall be terminated and be of no further force and effect.

  I.9  Cancellation of Intercompany Balances.      Immediately prior to the
       -------------------------------------
Closing Date, the Seller shall cause all intercompany receivables, payables or other balances relating to the Company and its Subsidiaries to be cancelled and no such amounts shall be reflected on the Closing Balance Sheet.

                                 ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

  The Seller, jointly and severally, represents and warrants to the Buyer that the statements contained in this Article II, as qualified by the disclosure schedule attached hereto (the "Disclosure Schedule"), are true and correct. The Disclosure Schedule shall be arranged in Sections and paragraphs corresponding to the numbered and lettered Sections and paragraphs contained in this Article II, and the disclosures in any Section or paragraph of the Disclosure Schedule shall qualify only the corresponding Section or paragraph in this Article II to the extent specified in such Section or paragraph of this Article II unless it is reasonably apparent from a reading of such disclosure that it is applicable to such other sections or paragraphs.

  II.1  Organization, Qualification and Corporate Power    .
        -----------------------------------------------

        (a) Astea. Astea is a corporation duly organized, validly existing and
            -----
in corporate good standing under the laws of the State of Delaware. Astea has all requisite corporate power and authority to carry on the business in which it is now engaged and to own and use the properties now owned and used by it.

        (b) Network. Network is a corporation duly organized, validly existing
            -------
and in corporate good standing under the laws of the State of Delaware. Network has all requisite corporate


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power and authority to carry on the business in which it is now engaged and to own and use the properties now owned and used by it.

        (c) The Company. The Company is a corporation duly organized, validly
            -----------
existing and in corporate and tax good standing under the laws of the Kingdom of Sweden. The Company is duly qualified to conduct business under the laws of each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, each of which is set forth in Section 2.1 of the Disclosure Schedule, except where absence of such qualification will not have a material adverse effect on the business, operations, assets, liabilities, prospects or financial condition of the Company. The Company has all requisite corporate power and authority to carry on the business in which it is now engaged and to own and use the properties now owned and used by it.

        (d) Astea AB. Astea AB is a corporation duly organized, validly existing
            --------
 and in corporate and tax good standing under the laws of the Kingdom of Sweden. Astea AB is duly qualified to conduct business under the laws of each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, each of which is set forth in Section 2.1 of the Disclosure Schedule, except where absence of such qualification will not have a material adverse effect on the business, operations, assets, liabilities, prospects or financial condition of Astea AB. Astea AB has all requisite corporate power and authority to carry on the business in which it is now engaged and to own and use the properties now owned and used by it.

        (e) The Subsidiaries. Each of the Subsidiaries, as defined in Section
            ----------------
2.10, is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its incorporation. Each of the Subsidiaries is duly qualified to conduct business under the laws of each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary except where absence of such qualification will not have a material adverse effect on the business, operations, assets, liabilities, prospects or financial condition of such Subsidiary. Each of the Subsidiaries has all requisite corporate power and capacity to carry on the business in which it is now engaged and to own and use the properties now owned and used by it.

  II.2  Authority.
        ---------

        (a) Network. Network has the full right, power and authority to execute
            -------
and deliver this Agreement and the agreements contemplated herein to which it is a party and to perform its obligations hereunder and thereunder, and to transfer, convey and sell the Shares to the Buyer at the Closing and, upon consummation of the purchase contemplated hereby, the Buyer will acquire from Network good and marketable title to such Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever. The execution and delivery by Network of this Agreement and the agreements contemplated herein to which it is a party and the performance by Network of this Agreement and the agreements contemplated herein to which it is a party and the consummation by Network of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Network. This Agreement has been duly and validly executed and delivered by Network and constitutes, and each of the agreements contemplated herein, upon its execution and delivery by Network will constitute, valid and binding obligations of Network, enforceable against Network in accordance with their respective terms. Network is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement or the agreements contemplated herein by Network or the transfer, conveyance and sale of the Shares to be sold by Network to the Buyer pursuant to the terms hereof.


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        (b) Astea. Astea has the full right, power and authority to execute and
            -----
deliver this Agreement and the agreements contemplated herein to which it is a party and to perform its obligations hereunder and thereunder, and to cause Network to transfer, convey and sell the Shares to the Buyer at the Closing an, upon consummation of the purchase contemplated hereby, the Buyer will acquire from Astea (through Network) good and marketable title to such Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever. The execution and delivery by Astea of this Agreement and the agreements contemplated herein to which it is a party and the performance by Astea of this Agreement and the agreements contemplated herein to which it is a party and the consummation by Astea of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Astea. This Agreement has been duly and validly executed and delivered by Astea and constitutes, and each of the agreements contemplated herein, upon its execution and delivery by Astea will constitute, valid and binding obligations of Astea, enforceable against Astea in accordance with their respective terms. Astea is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement or the agreements contemplated herein by Astea or the transfer, conveyance and sale of the Shares to be sold by Astea (through Network) to the Buyer pursuant to the terms hereof.

  II.3  Capitalization and Ownership    .
        ----------------------------

        (a) The Company. The authorized capital stock of the Company consists of
            -----------
1,000 shares of Common Stock, of which 1,000 shares are issued and outstanding. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements, voting trusts, proxies or understandings with respect to the voting or registration under the Securities Act of 1933, as amended (the "Securities Act") of any of the Shares. All of the issued and outstanding shares of Common Stock are owned of record and beneficially by Network, and, immediately prior to the Closing, Network will have good and marketable title to the Shares, free and clear of any Security Interest (as defined below), contractual restriction or covenant, option or other adverse claim (whether arising by contract or by operation of law). For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law).

        (b) Astea AB. The authorized capital stock of Astea AB consists of 2,000
            --------
shares of Common Stock, of which 2,000 shares are issued and outstanding ("OC Shares"). All of the issued and outstanding OC Shares are duly authorized, validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which Astea AB is a party or which are binding upon Astea AB providing for the issuance, disposition or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Astea AB. There are no agreements, voting trusts, proxies or understandings with respect to the voting or registration under the Securities Act of any of the OC Shares. All of the issued and outstanding OC Shares are owned of record and beneficially by Abalon AB, and, immediately prior to the Closing, Abalon AB will have good and marketable title to the OC Shares, free and clear of any Security Interest, contractual restriction or covenant, option or other adverse claim (whether arising by contract or by operation of law).

        (c) Subsidiaries.  Astea AB is the only Subsidiary of the Company.
            ------------


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

  II.4  Noncontravention.      Neither the execution and delivery of this
        ----------------
Agreement or any other agreements contemplated herein by the Seller, nor the consummation by the Seller of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the charter or bylaws or similar organizational documents of the Seller, the Company or the Subsidiaries,
(b) require on the part of the Seller, the Company or any of the Subsidiaries any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Company or the Subsidiaries is a part or by which the Company or the Subsidiaries is bound or to which any of their assets is subject, (d) result in the imposition of any Security Interest upon the issued and outstanding shares of capital stock or any assets of the Company or the Subsidiaries, (e) violate any order, writ, injunction or decree applicable to the Seller, the Company, the Subsidiaries or any of their respective properties or assets or (f) violate any statute, rule or regulation applicable to the Seller, the Company, the Subsidiaries or any of their respective properties or assets.

  II.5  Financial Statements.      The Seller has provided to the Buyer
        --------------------
unaudited consolidated statements of operations of the Company and its Subsidiaries for the year ended December 31, 1996, unaudited consolidated statements of operations, shareholders' equity and cash flows of the Company and its Subsidiaries for the year ended December 31, 1997, unaudited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1996 and 1997 and unaudited consolidated statements of operations, shareholders' equity and cash flows of the Company and its Subsidiaries for the nine months ended September 30, 1998, and an unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1998 (the "September 30, 1998 Balance Sheet"), which statements are attached hereto as Exhibit D (collectively, the
                                                 ---------
"Financial Statements"). The Financial Statements present fairly the financial condition, results of operations and cash flows of the Company and the Subsidiaries as of and for the respective dates thereof and for the periods referred to therein in accordance with Modified U.S. GAAP consistently applied and are consistent with books and records of the Company and the Subsidiaries. Any Interim Financial Statements (as defined in Section 5.6 hereof) delivered by the Seller or the Company, as the case may be, in accordance with Section 5.6 of this Agreement shall be prepared in accordance with Modified U.S. GAAP and fairly present the consolidated financial condition and consolidated results of operations of the Company and the Subsidiaries as of and for the respective dates thereof and for the periods referred to therein, except that Interim Financial Statements will not contain footnote disclosure and will be subject to normal and recurring year-end adjustments which will not be material in amount.

  II.6  Absence of Certain Changes.      Since September 30, 1998, (a) there has
        --------------------------
not been any material adverse change in the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company or any of the Subsidiaries, nor has there occurred any event or development which could reasonably be foreseen to result in such a material adverse change in the future, and (b) neither the Company nor any of the Subsidiaries has taken any of the following actions:

                (i) acquired, sold, leased, encumbered or disposed of any assets, other than purchases and sales of assets in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount) (the "Ordinary Course of Business");

                (ii) created, incurred or assumed any Indebtedness (as defined in Section 2.29 hereof) (including obligations in respect of capital leases);


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

                (iii) entered into, adopted or amended any Employee Benefit Plan (as defined in Section 2.18 hereof) or any employment or severance agreement or arrangement of the type described in Section 2.18 or increased in any manner the compensation or fringe benefits of, or modified the employment terms of, its directors, officers or employees, generally or individually, or paid any benefit not required by the terms in effect on the date hereof of any existing Employee Benefit Plan or, except in the Ordinary Course of Business, hired any new employees or consultants;

                (iv) changed its accounting methods, principles or practices or made any new elections with respect to Taxes or any changes in current elections with respect to Taxes;

                (v) paid any obligation or liability other than in the Ordinary Course of Business;

                (vi) mortgaged or pledged any property or assets or subjected any assets to any Security Interest;

                (vii) sold, assigned, transferred, licensed or sublicensed any Intellectual Property (as defined in Section 2.9 hereof), other than in the Ordinary Course of Business;

                (viii) entered into, amended, terminated, taken or omitted to take any action that would constitute a violation of or default under, or waived any rights under, any contract or agreement listed in Section 2.11 of the Disclosure Schedule;

                (ix) entered into any written arrangement (including written agreements) which creates a liability on the part of the Company or any of its Subsidiaries in excess of US$35,000;

                (x) made or committed to make any capital expenditure in excess of US$10,000 per item or total capital expenditures in excess of US$50,000 in the aggregate;

                (xi) failed to take any action necessary to preserve the validity of any Intellectual Property or Permit (as defined in Section 2.21 hereof);

                (xii) assumed, guaranteed, endorsed or otherwise become liable or responsible (either directly, contingently or otherwise) for the obligations of any other person; or

                (xiii) agreed in writing or otherwise to take any of the foregoing actions.

  II.7  Undisclosed Liabilities.      Neither the Company nor any of the
        -----------------------
Subsidiaries has any liabilities (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether accrued or unaccrued and whether due or to become due, or otherwise), except for (a) liabilities shown on the September 30, 1998 Balance Sheet, (b) liabilities which have arisen after September 30, 1998 in the Ordinary Course of Business and which are, or will be, reflected on the Final Closing Balance Sheet, and are similar in nature and amount to the liabilities which arose during the comparable period of the immediately preceding financial period and (c) contractual liabilities and obligations incurred in the Ordinary Course of Business which are not required by Modified U.S. GAAP to be reflected on the September 30, 1998 Balance Sheet and which in the aggregate are not material.


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

  II.8  Tax Matters.
        -----------

        (a) The Company and each of the Subsidiaries has filed all Tax Returns (as defined below) that it was required to file, and all such Tax Returns were correct and complete in all material respects. The Company and each of the Subsidiaries has paid all Taxes that are shown to be due on any such Tax Returns. The accruals and reserves for Taxes set forth on the September 30, 1998 Balance Sheet are sufficient to pay all unpaid Taxes of the Company and the Subsidiaries attributable (on an accrual basis) to all periods (treating September 30, 1998 as the ending date of a tax period for this purpose) ended on or before September 30, 1998, and all Tax obligations arising after such date have arisen in the Ordinary Course of Business. Neither the Company nor any of its Subsidiaries has any actual or potential liability for any obligation to pay the Taxes of any taxpayer (including without limitation any affiliated group of corporations or other Entities that included the Company or any of its Subsidiaries during a prior period) other than the Company or its Subsidiaries. All Taxes that the Company or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and franchise taxes imposed by the United States of America, Sweden or any other state, local or foreign government, or any agency thereof, or other political subdivision of the United States of America, Sweden or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a Taxing authority in connection with Taxes.

        (b) The Seller has delivered, or has caused the Company to deliver, to the Buyer correct and complete copies of all Tax Returns, examination and any audit reports and statements of deficiencies assessed against, agreed to or filed by the Company or any of its Subsidiaries since January 1, 1994. No deficiencies have been asserted or assessed as a result of any examination or audit of the Company or any of its Subsidiaries by any Governmental Entity and no such deficiency has been proposed or, to the Seller's knowledge, threatened. No examination or audit of any Tax Return of the Company or any Subsidiary by any Governmental Entity is currently in progress or, to the knowledge of the Company and the Subsidiaries, threatened or contemplated. There are no liens for Taxes (other than for current Taxes not yet due and payable) on any assets of the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary has waived any statute of limitations with respect to Taxes or agreed to any extension of the with respect to a Tax assessment or deficiency.

        (c) Neither the Company nor any of its Subsidiaries has made an election to be treated as a domestic corporation pursuant to Section 897(i) of the Internal Revenue Code of 1986, as amended (the "Code").

  II.9  Intellectual Property; Year 2000.
        --------------------------------

        (a) The Company and each of its Subsidiaries owns, or is licensed or otherwise possesses valid rights to use, all Intellectual Property (as defined below) used by the Company and each of its Subsidiaries or necessary for the operation of the Company and each of its Subsidiaries as presently proposed to be conducted. The Company and each of its Subsidiaries has taken reasonable measures (consistent with industry standards) to protect the proprietary nature of each item of Intellectual Property and to maintain in confidence all trade secrets and confidential information, that the Company or such Subsidiary owns or uses. No other person or entity (other than licensors of

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

software that generally is commercially available) has any rights to any of the Intellectual Property used by the Company or any of its Subsidiaries (except pursuant to agreements or licenses specified in Section 2.9(c) or 2.9(d) of the Disclosure Schedule), and, to the Seller's knowledge, no other person or Entity is infringing, violating or misappropriating any of the Intellectual Property used by the Company or any of its Subsidiaries.

        (b) The business, operations and activities of the Company and its Subsidiaries as now conducted and as conducted prior to the date of this Agreement have not (i) infringed or violated, or constituted a misappropriation of, and do not now infringe or violate, or constitute a misappropriation of, any Intellectual Property rights (other than patent rights) of another person or entity (including without limitation any Affiliate of the Company or its Subsidiaries), (ii) infringed or violated, and do not now infringe or violate, any patent rights of any Affiliate of the Company or its Subsidiaries or, (iii) to the Seller's knowledge, infringed or violated, and do not now infringe or violate, any patent rights of any other person or entity. Neither the Company nor any of its Subsidiaries has received any complaint, claim or notice alleging any such infringement, violation or misappropriation.

        (c) Section 2.9(c) of the Disclosure Schedule identifies each patent or trademark registration which has been issued to, or is owned by, the Company or any of its Subsidiaries, identifies each pending patent or trademark application or application for registration which the Company or any of its Subsidiaries has made or which the Company or any of its Subsidiaries owns, identifies each software product ever licensed or distributed by the Company or any of its Subsidiaries and identifies each license or other agreement pursuant to which the Company or any of its Subsidiaries has granted any rights to any third party with respect to any Intellectual Property of the Company or any of the Subsidiaries. The Seller has delivered, or has caused the Company to deliver, to the Buyer correct and complete copies of all such patents, registrations, applications, licenses and agreements (as amended to date) and has made available, or caused the Company to make available, to the Buyer correct and complete copies of all other written documentation evidencing ownership of, rights to use and any claims or disputes relating to, each such item. With respect to each such item of Intellectual Property that the Company or any of its Subsidiaries owns, licenses or distributes:

                (i) the Company and its Subsidiaries possesses all right, title and interest in and to such item (in the case of items under licenses or distribution arrangements, in accordance with and subject to the limitations contained in such licenses and arrangements);

                (ii) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

                (iii) neither the Company nor any of its Subsidiaries has agreed to indemnify any person or entity for or against any infringement, misappropriation or other conflict with respect to such item (in the case of items under licenses or distribution arrangements found in user agreements disclosed in Section 2.9(d) of the Disclosure Schedule, in accordance with and subject to the limitations contained in such licenses and arrangements).

        (d) Section 2.9(d) of the Disclosure Schedule identifies each item of Intellectual Property used at any time in the operation of the Company or any of its Subsidiaries or that the Company or any of its Subsidiaries plans to use in connection with the operation of the Company or such Subsidiaries in the future, the rights to which are owned by a party other than the Company or its Subsidiaries. For purposes of the preceding sentence, the Company shall be deemed to "plan" an activity, if the activity is currently planned or under active consideration to be conducted as set forth in its written business plans. The Seller has supplied, or caused the Company to supply, the Buyer with correct and complete copies of all licenses, sublicenses or other agreements (as amended to date) pursuant to which the Company or any of its Subsidiaries uses such Intellectual Property, all of which


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

are listed on Section 2.9(d) of the Disclosure Schedule. Neither the Company nor any of its Subsidiaries is obligated to pay and will not, during the 180 days following the Closing Date, be obligated to pay any maintenance, license or other fees to any third party in connection with the Company's or any of its Subsidiaries' use of such Intellectual Property other than such fees that result from the sale of products by the Company and its Subsidiaries after the Closing. With respect to each such item of Intellectual Property:

                (i)     the license, sublicense or other agreement covering such
item is legal, valid, binding, enforceable and in full force and effect;

                (ii) such license, sublicense or other agreement will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

                (iii) neither the Company, any of its Subsidiaries, nor to the Seller's knowledge, any other party is in breach or default, and no event has occurred which with notice or lapse of time or both would constitute a breach or default or permit termination, modification or acceleration thereunder;

                (iv) to the Seller's knowledge, the underlying item of Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

                (v) neither the Company nor any of its Subsidiaries has agreed to indemnify any person or entity for or against any interference, infringement, misappropriation or other conflict with respect to such item (in the case of items under licenses or distribution arrangements found in user agreements disclosed in Section 2.9(d) of the Disclosure Schedule, in accordance with and subject to the limitations contained in such licenses and arrangements).

        (e) Section 2.9(e) of the Disclosure Schedule identifies each item of Intellectual Property that is not owned or licensed by the Company or its Subsidiaries and that is required to use or operate any of the Intellectual Property used by the Company or any of its Subsidiaries.

        (f) For purposes of this Agreement, "Intellectual Property" shall mean and include (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software (including both source code and object code), data and documentation, (vi) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, technical drawings, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vii) other proprietary rights relating to any of the foregoing (including without limitation remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions) and
(viii) copies and tangible embodiments thereof.

        (g) Each of the Company's and its Subsidiaries' products and all software, firmware, systems, files, applications, interfaces, databases and other computer-related materials used in such products ("Software") and either are Millennium Compliant (as defined below) or the failure of such products and Software to be Millennium Compliant will not result in any liability to or obligation of the Company or any of its Subsidiaries. The Company and its Subsidiaries have


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

developed and are in the process of implementing a plan which will ensure that in all material respects all hardware, software, firmware, systems, files, applications, interfaces, databases and other computer-related materials (other than the products and Software) ("Internal Systems") that they own, possess or use are or will be Millennium Compliant (as defined below). The Seller has provided a copy of such plan to the Buyer. The Seller in good faith expects the implementation of such plan will be completed no later than March 31, 1999 and will be accomplished according to Section 2.9(g) of the Disclosure Schedule attached hereto, using the resources and manpower, and at or below the cost set forth on Section 2.9(g) of the Disclosure Schedule. "Millennium Compliant" means that products, Software and Internal Systems are designed to be used prior to, during and after the calendar year 2000 A.D. and each will operate during each such time period without error relating to or caused by date data, including any error relating to, or the product of, date data which represents, is generated in or references more than one century ("Century-Based Data"). Specifically, the products, Software and Internal Systems will operate in all material respects prior to, during, and after the calendar year 2000 A.D., both on a stand-alone basis and when interacting or interoperating with third-party hardware, software and systems, without material error and without human intervention, other than original data entry. Neither the occurrence of any date nor the change of century will adversely affect the processing, calculating, comparing, sequencing or other use of data by the products or Software, including without limitation causing (i) any error relating to or resulting from Century-Based Data; (ii) any abnormal ending or provision of invalid or incorrect results as a result of any Century-Based Data; and (iii) any error relating to century recognition or calculations accommodating Century-Based Data, values or formulae. The representations and warranties provided in this Section 2.9(g) shall not apply to third-party hardware, firmware, software, databases, data and other components that are not provided by the Company.

  II.10  Subsidiaries.
         ------------

        (a) Network is a wholly-owned subsidiary of Astea. Section 2.10 of the Disclosure Schedule attached hereto sets forth:

                (i) the name and percentage ownership by the Company of each corporation, limited liability company, general or limited partnership, joint venture or other entity in which the Company has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or other equity interests therein (individually, a "Subsidiary" and, collectively, the "Subsidiaries");

                (ii) the name and percentage ownership by Astea of each corporation, limited liability company, general or limited partnership, joint venture or other entity in which Astea has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or other equity interests therein (individually, an "Affiliated Entity" and collectively, the "Affiliated Entities"), which has or at any time in the past five years has had a relationship with the Company or any of the Subsidiaries;

                (iii) the jurisdiction of incorporation, capitalization and ownership of each Subsidiary;

                (iv) the names of the officers and directors of each Subsidiary; and

                (v) the jurisdictions in which each Subsidiary is qualified or holds licenses to do business as a foreign corporation.

        (b) Except as set forth in Section 2.10 of the Disclosure Schedule, the Company owns of record and beneficially all of the outstanding shares of capital stock of each of the Subsidiaries free and clear of all covenants, conditions, restrictions, liens, charges and encumbrances.


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

        (c) Each of the Subsidiaries is a corporation or other entity duly organized and validly existing and in corporate and tax good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own its properties and carry on its business as now being conducted. Each of the Subsidiaries is duly qualified to do business and in corporate and tax good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification. Certified copies of the charter, bylaws and other governing instruments of each of the Subsidiaries, each as amended to date, have been previously delivered to the Buyer, are complete and correct, and no amendments have been made thereto or have been authorized since the date of such delivery. The Company does not own any capital stock of or other equity interest in any corporation, limited liability corporation, general or limited partnership, joint venture or other entity, other than the Subsidiaries. The shares of capital stock of each Subsidiary as set forth in Section 2.10 of the Disclosure Schedule have been duly and validly issued and are fully paid and non-assessable.

        (d) Except as set forth in Section 2.10 of the Disclosure Schedule, none of the Subsidiaries holds shares of its capital stock in its treasury, and there are not, and on the Closing Date there will not be, outstanding any (i) options, warrants or other rights with respect to the capital stock of any of the Subsidiaries, (ii) any securities convertible into or exchangeable for shares of such stock, or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of any of them.

  II.11  Contracts.
         ---------

        (a) Section 2.11 of the Disclosure Schedule contains a true, complete and correct list and description of the following contracts or arrangements, whether oral or written (collectively, the "Contracts"):

                (i) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of US$25,000 per annum;

                (ii) any written arrangement (or group of related written arrangements) to which the Company or any of its Subsidiaries is a party for the purchase, sale, supply or manufacture of raw materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services
(A) which calls for performance over a period of more than one year, (B) which involves more than the sum of US$25,000, or (C) in which the Company or any of its Subsidiaries has granted manufacturing rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services, agreed to make a minimum payment or has agreed to purchase goods or services exclusively from a certain party;

                (iii)   any written arrangement establishing an entity;

                (iv) any written arrangement (or group of related written arrangements) under which the Company or any of its Subsidiaries has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness (including capitalized lease obligations) involving more than US$25,000;

                (v) any written arrangement concerning confidentiality (other than in the Ordinary Course of Business), assignment of inventions or non-competition or involving Intellectual Property;


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

                (vi) any written arrangement involving any affiliate, as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (an "Affiliate"), of the Seller, the Company or any of its Subsidiaries;

                (vii) any written arrangement to which the Company or any of its Subsidiaries is a party under which the consequences of a default or termination could have a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company or any of its Subsidiaries;

                (viii) any written arrangement limiting or otherwise restricting the ability of the Company or any of its Subsidiaries to compete anywhere in the world; any bonus, incentive or deferred compensation arrangement of the Company or any of its Subsidiaries or the transactions contemplated by this Agreement; and all profit-sharing, pension, multi-employer pension, vacation, group insurance or employee welfare plans or other similar plans or fringe benefits which could result in a cost to the Company or any of its Subsidiaries of more than US$25,000 per annum;

                (ix) any sales representative, distributorship or other written arrangement providing for the distribution or marketing of products;

                (x) any agreement to which the Company or any of its Subsidiaries is a party entered into since January 1, 1995 relating to the acquisition or disposition of assets (other than the purchase or sale of assets in the Ordinary Course of Business), businesses or companies (whether by sale of assets, sale of stock, merger or otherwise); and

                (xi) any other written arrangement (or group of related written arrangements) to which the Company or any of its Subsidiaries is a party either involving more than US$25,000 or not entered into in the Ordinary Course of Business.

        (b) The Seller has delivered to the Buyer a correct and complete copy of each written arrangement (as amended to date) listed in Section 2.11 of the Disclosure Schedule. With respect to each written arrangement so listed: (i) the written arrangement is legal, valid, binding and enforceable and in full force and effect; (ii) with respect to written arrangements to which the Company or any of its Subsidiaries is a party, the written arrangement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; and (iii) neither the Company nor any of its Subsidiaries is, and to the Seller's knowledge no other party is, in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration, under the written arrangement, nor is there any dispute between the parties thereto. Neither the Company nor any of its Subsidiaries is a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Section 2.11 of the Disclosure Schedule under the terms of this
Section 2.11.


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

  II.12 Accounts Receivable.     All Accounts Receivable reflected on the
        -------------------
September 30, 1998 Balance Sheet are valid receivables (except to the extent satisfied since that date) subject to no setoffs or counterclaims and are current and will be collected within 90 days of the invoice date, but not later than April 30, 1999, net of the reserve for doubtful accounts as set forth thereon. All Accounts Receivable reflected in the financial or accounting records of the Company or any of its Subsidiaries that have arisen since September 30, 1998 are valid receivables subject to no setoffs or counterclaims and will be collected within 90 days of the invoice date, but not later than April 30, 1999, net of any reserves for doubtful accounts created by the Company or any of its Subsidiaries. All such Account Receivables arose in the Ordinary Course of Business subsequent to September 30, 1998. The reserve for doubtful accounts set forth on the September 30, 1998 Balance Sheet and any reserves for doubtful accounts created by the Company or any of its Subsidiaries in the Ordinary Course of Business subsequent to September 30, 1998 are adequate and were calculated in accordance with Modified U.S. GAAP consistently applied. A complete list of all Accounts Receivable reflected on the September 30, 1998 Balance Sheet, showing the aging thereof, is set forth in Section 2.12 of the Disclosure Schedule. No written notice has been received from any account debtor that any such Accounts Receivable are subject to any contest, claim, or right of set-off, other than returns in the Ordinary Course of Business consistent with past practices.

  II.13  Powers of Attorney.      There are no outstanding powers of
         ------------------
attorney executed on behalf of the Company or any of its Subsidiaries relating to any assets of the Company or any of its Subsidiaries.

  II.14  Insurance.
         ---------

        (a) Section 2.14 of the Disclosure Schedule sets forth a list (including the name of the insurer, the name of the policyholder, the name of each insured, the policy number and periods of coverage, the scope of coverage, a description of any retroactive premium adjustments or other loss-sharing arrangement and all claims made under such policies) of all policies of fire, theft, casualty, liability, burglary, fidelity, workers' compensation, business interruption, environmental, product liability, product warranty, automobile and other forms of insurance under which the Company or any of its Subsidiaries has been a party, a named insured or otherwise the beneficiary of coverage at any time since January 1, 1996.

        (b) Neither the Company nor any of its Subsidiaries (i) is in breach or default with respect to the payment of premiums or the giving of notices under any policy listed in Section 2.14 of the Disclosure Schedule, (ii) is in breach or default with respect to any other obligations under any such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under any such policy or (iii) has received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim under any such policy in general, or amending or cancelling any such policy. Neither the Company nor any of its Subsidiaries has incurred any loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under the policy. The Company and each of its Subsidiaries is covered by insurance in scope and amount sufficient to satisfy the insurance provision of each written arrangement listed or required to be listed in Section 2.11 of the Disclosure Schedule.

  II.15  Litigation.      Section 2.15 of the Disclosure Schedule indentifies,
         ----------
and contains a brief description of, (a) any unsatisfied judgment, order, decree, stipulation or injunction relating to the Company or any of its Subsidiaries and (b) any claim, complaint, action, suit, proceeding, hearing or investigation of, in or brought before (by a private party or otherwise) any Governmental Entity or before any arbitrator relating to or affecting the Company or any of its Subsidiaries which is currently pending or, to the Seller's knowledge, threatened.


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

  II.16  Product Warranty; Recall.
         ------------------------

        (a) No product manufactured, sold, licensed, leased or delivered by the Company or any of its Subsidiaries is subject to any guaranty, warranty, right of return, credit or other indemnity beyond the applicable standard terms and conditions of sale or lease, which are set forth in Section 2.16 of the Disclosure Schedule. Section 2.16 of the Disclosure Schedule sets forth the aggregate expenses incurred by the Company and its Subsidiaries in fulfilling its obligations under its guaranty, warranty, right of return and indemnity provisions during each of the fiscal years and the interim period covered by the Financial Statements; and the Seller does not know of any reason why such expenses should materially increase as a percentage of sales in the future.

        (b) None of the products of the Company or any of its Subsidiaries is subject to any recall by the Company or any Governmental Entity and, to the Seller's knowledge, no Governmental Entity has threatened to require any such recall nor is there any basis for any such recall. To the Seller's knowledge, there is no basis for the recall, withdrawal or suspension of any approval by any Governmental Entity with respect to any of the products sold or proposed to be sold by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has plans to initiate any voluntary recall of any product manufactured or sold by the Company or any of its Subsidiaries.

        (c) Neither the Company nor any of its Subsidiaries has any liability to any customer in connection with any product manufactured, sold, licensed, leased or delivered by the Company or any of its Subsidiaries to provide the customer with any other products of the Company or any of its Subsidiaries on pre-negotiated terms, including without limitation for upgrades to other products at prices below the Company's or any of its Subsidiaries published price for such products. Neither the Company nor any of its Subsidiaries has any liability to any customer in connection with any product manufactured, sold, leased or delivered by the Company or its Subsidiaries other than those arising in the Ordinary Course of Business.

  II.17  Employees.
         ---------

        (a) Section 2.17(a) of the Disclosure Schedule contains a list of each employee and officer employed by the Company and each of its Subsidiaries, and the position and the annual rate of compensation of, and any bonus paid relating to such fiscal year to, each such person. To the Seller's knowledge, no key employee or group of employees employed by the Company or any of its Subsidiaries has any plans to terminate employment with the Company or such Subsidiary (other than for the purpose of accepting employment with the Buyer following the Closing) or not to accept employment with the Buyer. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has the Company or any of its Subsidiaries experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes in the past five years. The Seller has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to the Company's employees or the employees of any of the Company's Subsidiaries. Except as set forth in Section 2.17(a) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any employment or consulting agreement. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will trigger or otherwise result in any obligation of the Company or any of its Subsidiaries to pay severance or related costs under any employment or consulting agreement or by operation of law.

        (b) For purposes of this Section 2.17, the term "employee" shall be construed to include individuals who act as sales agents and other independent contractors who spend at least 25 hours per week on the Company or any of its Subsidiaries.


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

        (c) The Seller has provided the Buyer with correct and complete copies of the following documents relating to the Company and each of its Subsidiaries:
(i) any and all affirmative action plans, summaries of affirmative action policies, affirmative action plan documents and required reports; and (ii) any letters of compliance, letters of commitment or conciliation agreements resulting from any audits by the United States Department of Labor through its Office of Federal Contract Compliance Programs or any similar agencies or instrumentalities of any foreign Governmental Entity.

  II.18  Employee Benefits.
         -----------------

        (a) Section 2.18(a) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, by the Company, or any of the Subsidiaries, or any ERISA Affiliate (as defined below) for the benefit of present or former employees of the Company or any of its Subsidiaries (the "Company Plans"). For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) other than a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. For purposes of this Agreement, "ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Company or any of its Subsidiaries. Complete and accurate copies of (i) all Company Plans which have been reduced to writing, (ii) written summaries of all unwritten Company Plans, (iii) all trust agreements, insurance contracts, investment advisory agreements and summary plan descriptions related to Company Plans, (iv) all employee handbooks, (v) all correspondence with government agencies regarding any Company Plan, (vi) all actuarial reports for the last three years for all plans subject to Title IV of ERISA, (vii) all annual reports filed on Form 5500, 5500C or 5500R for the last two plan years for each Company Plan, and (viii) test results from all applicable nondiscrimination tests relating to the Company Plans which have been made available to the Buyer. Each Company Plan has been administered in accordance with its terms and each of the Company and its Subsidiaries has met its obligations with respect to such Company Plan. The Company, each of its Subsidiaries and the Company Plans are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder and other laws applicable to such plans.

        (b) None of the Company, its Subsidiaries or any ERISA Affiliate has ever been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA). Neither the Company nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code,
Part 3 of Subtitle B of Title I of ERISA or Title IV of ERISA.

        (c) Each Employee Benefit Plan is amendable and terminable unilaterally by the Company or its Subsidiaries at any time without liability to the Company or such Subsidiary and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company or its Subsidiaries from amending or terminating any such Employee Benefit Plan.

        (d) Section 2.18(d) of the Disclosure Schedule discloses each: (i) agreement with any director, executive officer or other key employee of the Company or its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a

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

transaction involving the Company or its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or its Subsidiaries that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding, the Company or any of its Subsidiaries, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plant or employee benefit plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

        (e) Section 2.18(e) of the Disclosure Schedule lists (i) each non-governmental retirement plan maintained or contributed to by or on behalf of the Seller, the Company or any of its Subsidiaries, applicable to employees of the Company or any of its Subsidiaries located outside of the U.S. (a "Foreign Retirement Plan") and (ii) each non-governmental non-industry welfare benefit plan maintained or contributed to by or on behalf of the Company or any of its Subsidiaries applicable to employees of the Company or any of its Subsidiaries located outside of the U.S. and which, in the case of clause (ii), obligates or may reasonably be expected to obligate the Company or such Subsidiary to pay more than US$25,000 annually (a "Foreign Welfare Plan"). Each such Foreign Retirement Plan and Foreign Welfare Plan (collectively, the "Foreign Plans") has been administered, in all material respects, in compliance with its terms and the requirements of all applicable laws, rules and regulations, and all required contributions to each Foreign Plan have been made. The Seller has heretofore delivered to the Buyer true and complete copies of all of the written Foreign Plans and written summaries of the oral Foreign Plans and, where applicable, related trusts, including all amendments. There are no inquiries or investigations by any foreign government or Governmental Entity, no termination proceedings and no actions, suits or claims (other than claims for benefits) pending or, to the knowledge of the Seller, threatened against any Foreign Plan (or the Seller, the Company or any of its Subsidiaries with respect thereto) or the assets thereof. There are no unfunded obligations under any Foreign Plan providing benefits after termination of employment to any employee or former employee of the Company or its Subsidiaries (or to any beneficiary of any such employee or former employee), including but not limited to retiree health coverage and deferred compensation, but excluding insurance conversion privileges under applicable foreign law. No Foreign Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees of the Company or any of its Subsidiaries by its terms prohibits the amendment or termination of any such Foreign Plan. All reports, forms and other documents required to be filed or advisable to be filed with any governmental entity with respect to each Foreign Plan have been timely filed and are accurate.

        (f) Neither the Company nor any of the Subsidiaries has violated any labor legislation, regulation or agreement in any relevant jurisdiction, including without limitation the Swedish lagen (1976:580) om medbestammande i arbetslivet (MBL).


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

  II.19  Environmental Matters.
         ---------------------

        (a) The Company and each of its Subsidiaries has complied with, and its operations as of the Closing Date are in compliance with, all Environmental Laws (as defined below). For purposes of this Agreement, "Environmental Law" means any federal, state, regional, local, foreign or European Union ("EU") law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation or transportation of commercial, industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water or noise pollution; (iii) groundwater or soil contamination; (iv) the release or threatened release into the environment of commercial, industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants, pesticides or chemicals; (v) the protection of wildlife, marine sanctuaries or wetlands, including without limitation all endangered or threatened species; (vi) underground and other storage tanks or vessels, and abandoned, disposed or discarded barrels, containers and other receptacles; (vii) health and safety of employees and other persons; and (viii) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, pesticides, chemicals or commercial, industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release," "environment" and "hazardous substances" shall have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980 ("CERCLA").

        (b) There have been no releases of any Materials of Environmental Concern (as defined below) into the environment at or from (i) any parcel of real property or any facility formerly or currently owned, leased, operated or controlled by the Company or any of its Subsidiaries, (ii) any facility to which the Company or any of its Subsidiaries has delivered products for manufacturing, processing, packaging or distribution or (iii) to the Seller's knowledge, any facility to which waste of the Company or any of its Subsidiaries has been transported for processing, storage or disposal. With respect to any such releases of Materials of Environmental Concern, the Company and each of its Subsidiaries has given all required notices to Governmental Entities (copies of which have been provided to the Buyer). The Company is not aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, leased, operated or controlled by the Company or any of its Subsidiaries that could reasonably be expected to have an impact on such real property or facilities. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), pesticides, toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law in the jurisdictions where such materials are or have been located.

        (c) There is no pending or, to the Seller's knowledge, threatened civil or criminal litigation, written notice of violation or noncompliance, formal administrative or judicial proceeding, claim, cause of action, liability, investigation, citation, order, consent order, consent decree, inquiry or information requested by any Governmental Entity involving the Company or any of its Subsidiaries relating to any of the following: (i) violation of any Environmental Law; (ii) violation of any permit, license or registration issued under any Environmental Law; (iii) the disposal, discharge or release of Materials of Environmental Concern, whether or not in compliance with Environmental Laws; (iv) the generation, storage, treatment, transportation, reclamation, recycling or other handling of Materials of Environmental Concern, whether or not in compliance with Environmental Laws; (v) the ownership, operation or use of any landfill, surface impoundment, pit, pond, lagoon, underground injection well, waste pile, land treatment unit, wastewater treatment plant, air pollution control equipment, or any other unit used for the storage, disposal, handling or treatment of Materials of Environmental concern;
(vi) the exacerbation of previously existing environmental


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

conditions; or (vii) exposure to any Materials of Environmental Concern, noises, odors, or vibrations at or from any real property or facility formerly or currently owned, leased, operated or controlled by the Company. Without limiting the foregoing, neither the Company nor any of its Subsidiaries has been named a "potentially responsible party" or received any correspondence or notice that it may be named a "potentially responsible party."

        (d) The Company and each of its Subsidiaries possesses all Permits, licenses and/or registrations required under Environmental Laws for its business and operations, including Permits, licenses and/or registrations required for equipment owned and/or operated by the Company or any of its Subsidiaries and all such Permits, licenses and/or registrations are valid and in full force and effect.

        (e) Set forth in Section 2.19(e) of the Disclosure Schedule is a list of all environmental reports, investigations, audits, assessments, surveys and analyses (whether conducted by or on behalf of the Company or any of its Subsidiaries or a third party, and whether done at the initiative of the Company or any of its Subsidiaries or directed by a Governmental Entity or other third party) relating to premises currently or previously owned, leased or operated by the Company or any of its Subsidiaries which the Seller, the Company or any of its Subsidiaries has possession of or access to or has knowledge of. Complete and accurate copies of each such report that the Company or any of its Subsidiaries has access to or possession of, or the results of each such investigation or audit, have been provided to the Buyer.

        (f) To the Seller's knowledge, all Entities, including without limitation transporters, treatment, storage and disposal facilities and remediation companies, used by the Company or any of its Subsidiaries for the transportation, storage, disposal, treatment or other handling of Materials of Environmental Concern possess all Permits, licenses and registrations required under Environmental Laws. To the Seller's knowledge, there is no previous, pending or threatened civil or criminal litigation, written notice of violation of noncompliance, formal administrative or judicial proceedings, investigation, citation, order, consent order, consent decree, inquiry or information request by any Governmental Entity, relating to such Entities for any violations of Environmental Laws.

  II.20  Legal Compliance.      The Company and each of its Subsidiaries is
         ----------------
conducting and has conducted their business and operations in compliance in all material respects with all applicable federal, state, local, foreign and EU laws, regulations and orders ("Laws and Regulations"). Neither the Company nor any of its Subsidiaries has received any notice or communication from any Governmental Entity alleging noncompliance with any applicable Laws and Regulations.

  II.21  Permits.      Section 2.21 of the Disclosure Schedule sets forth a
         -------
list of all permits ("Permits") and the status thereof (including without limitation those issued or required under the Environmental Laws) issued to or held by the Company or any of its Subsidiaries. Such listed Permits are the only Permits that are required for the Company or any of its Subsidiaries to conduct the business of the Company or such Subsidiary as presently conducted. Each such Permit is in full force and effect and, to the Seller's knowledge, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. The Company and each of its Subsidiaries is in compliance in all material respects with the terms and conditions of each such Permit.

  II.22  Certain Business Relationships With Affiliates.      No Affiliate of
         ----------------------------------------------
the Company or any of its Subsidiaries (a) owns any property or right, tangible or intangible, which is used by the Company or any of its Subsidiaries, (b) has any claim or cause of action against the Company or any of its Subsidiaries or
(c) owes any money to the Company or any of its Subsidiaries. Section 2.22 of the Disclosure Schedule describes any transaction or relationships between the Company and each of


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

its Subsidiaries, on the one hand, and the any of its Affiliates, on the other hand, which have occurred since January 1, 1996.

  II.23  Brokers' Fees.      Except as set forth in Section 2.23 of the
         -------------
Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liability or obligation to pay any fees, costs or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

  II.24  Books and Records.      The books, records, accounts, ledgers
         -----------------
and files of the Company and each of its Subsidiaries are accurate and complete and have been maintained in accordance with good business and bookkeeping practices.

  II.25  Customers and Suppliers.      No unfilled customer order or
         -----------------------
commitment obligating the Company or any of its Subsidiaries to process, manufacture, license, sell or deliver products or perform services will result in a loss upon completion of performance. No purchase order or commitment is in excess of the Company's or any of its Subsidiaries then current requirements therefor nor are prices provided therein in excess of the relevant current market prices for the products or services to be provided thereunder. Section
2.25 of the Disclosure Schedule sets forth a list of (a) each customer that accounted for more than 5% of the revenues of the Company or any of its Subsidiaries during (i) the last full fiscal year and (ii) the first nine months of 1998, respectively, and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant material, product, component or service used by the Company or any of its Subsidiaries. No such customer of the Company or any of its Subsidiaries has indicated since January 1, 1998 that it will stop, or decrease the rate of, buying materials, products or components produced by, or services offered by, the Company or any of its Subsidiaries, and no such supplier to the Company or any of its Subsidiaries has indicated since January 1, 1998 that it will stop, or decrease the rate of, supplying materials, products, components or services to the Company or any of its Subsidiaries.

  II.26  Real Property Leases.      Section 2.26 of the Disclosure Schedule
         --------------------
lists all real property currently leased or subleased to the Company and each of its Subsidiaries. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed therein. With respect to each such lease and sublease:

        (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

        (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

        (c) neither the Company nor any of its Subsidiaries nor, to the Seller's knowledge, any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder;

        (d) there are no disputes, oral agreements or forbearance programs to which the Company or any of its Subsidiaries is a party in effect as to the lease or sublease;

        (e) neither the Company nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;


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

        (f) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities;

        (g) no lease imposes any penalty or cost, other than the payment of rent at a rate not in excess of the maximum rate payable during the term of the lease, for holdover occupancy by the tenant after the term of the lease expires; and

        (h) to the Seller's knowledge, the owner of the facility leased or subleased has good and clear record and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant or other restriction except for recorded mortgages, easements and covenants and other restrictions which do not impair the intended uses or occupancy of the property subject thereto by the Company or any of its Subsidiaries.

  II.27  Owned Real Property.      Neither the Company nor any of its
         -------------------
Subsidiaries owns any real property or, except for the leases and subleases set forth in Section 2.26 of the Disclosure Schedule, any interest in real property.

  II.28  Banking Facilities.      Section 2.28 of the Disclosure Schedule sets
         ------------------
forth a true, correct and complete list of:

        (a) each bank, savings and loan or similar financial institution at which the Company or any of its Subsidiaries has an account, safety deposit box, line of credit or credit facility and the numbers of the accounts or safety deposit boxes maintained by the Company or any of its Subsidiaries and details, including terms, of any line of credit or credit facility; and

        (b) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

  II.29  Indebtedness and Guaranties.      Section 2.29 of the Disclosure
         ---------------------------
Schedule sets forth a true and complete list (including the obligor, the beneficiary, the amount and the date of maturity or expiration) of all debt instruments, loan agreements, indentures, guaranties or other obligations which relate to (i) indebtedness (including principal, interest thereon and any contingent or other payments associated therewith) of the Company or any of its Subsidiaries for borrowed money of any nature, including without limitation convertible indebtedness ("Indebtedness"), or (ii) money loaned by the Company or any of its Subsidiaries to others. All of the foregoing arrangements were entered into in the Ordinary Course of Business, are valid and binding, in full force and effect and are enforceable in accordance with their respective terms; and there are no prepayment penalties associated therewith.

  II.30  Government Contracts.    Neither the Company nor any of its
         --------------------
Subsidiaries has been suspended or debarred from bidding on contracts or subcontracts with any Governmental Entity; no such suspension or debarment has been initiated or, to the Seller's knowledge, threatened; and the consummation of the transactions contemplated by this Agreement will not result in any such suspension or debarment of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has been audited or investigated nor are now being audited or investigated by the U.S. Government Accounting Office, the U.S. Department of Defense or any of its agencies, the Defense Contract Audit Agency, the U.S. Department of Justice, the Inspector General of any U.S. Governmental Entity, any similar agencies or instrumentalities of any foreign Governmental Entity, or any prime contractor with a Governmental Entity nor, to the Seller's knowledge, has any such audit or investigation been threatened. To the Seller's knowledge, there is no valid basis for (a) the suspension or debarment of the Company or any of its Subsidiaries from bidding on contracts or subcontracts with any Governmental Entity or (b) any claim pursuant to an audit or investigation by any of the Entities named in the foregoing sentence. Neither the Company nor any of its Subsidiaries has


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

agreements, contracts or commitments which require it to obtain or maintain a security clearance with any Governmental Entity.

  II.31  Assets of the Business.      The Company or its Subsidiaries own all
         ----------------------
material assets, properties and rights that are used in connection with or necessary to conduct the business of the Company and the Subsidiaries. Section
2.31 of the Disclosure Schedule lists all material assets of Astea or any of its Affiliated Entities used in connection with the business of the Company and the Subsidiaries at any time since January 1, 1996 which are not owned by the Company or the Subsidiaries.

  II.32  Disclosure.      No representation or warranty by the Seller contained
         ----------
in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by the Seller or on behalf of the Company pursuant to this Agreement (unless subsequently corrected prior to the date hereof), and no other statement made by the Seller or any of its representatives in connection with this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

  The Buyer represents and warrants to the Seller as follows:

  III.1  Organization.      The Buyer is a corporation duly organized,
         ------------
validly existing and in corporate and tax good standing under the laws of the State of Delaware.

  III.2  Authority.      The Buyer has all requisite power and authority
         ---------
to execute and deliver this Agreement and the agreements contemplated herein to which it is a party and to perform its obligations hereunder and thereunder.
The execution and delivery by the Buyer of this Agreement and the agreements contemplated herein to which it is a party and the performance by the Buyer of this Agreement and the agreements contemplated herein to which it is a party and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes, and each of the agreements contemplated herein, upon its execution and delivery by the Buyer will constitute, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms.

  III.3  Noncontravention.      Neither the execution and delivery of
         ----------------
this Agreement or the agreements contemplated herein by the Buyer, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, will, directly or indirectly (with or without notice or lapse of time), (a) conflict with or violate any provision of the certificate of incorporation or bylaws of the Buyer or any resolution adopted by the board of directors or stockholders of the Buyer or (b) conflict with or result in a breach of any contract, lease, license, franchise, permit, indenture, agreement, instrument or other arrangement to which the Buyer is bound and which would have a materially adverse effect on the Buyer's ability to consummate the transactions contemplated by this Agreement or (c) other than as required to be disclosed by the Seller on the Disclosure Schedule, require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity or give any Governmental Entity the right to challenge any of the transactions contemplated by this Agreement or the agreements contemplated herein.

  III.4  Brokers' Fees. The Buyer has no liability or obligation to pay any
         -------------
fees, costs or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

  III.5  Litigation. There are no actions, suits, claims or legal,
         ----------
administrative or arbitratorial proceedings pending against, or, to the Buyer's knowledge, threatened against, the Buyer which would adversely affect the Buyer's performance under this Agreement or the consummation of the transactions contemplated by this Agreement.

  III.6  Investment Intent. The Buyer is acquiring the Shares for investment for
         -----------------
its own account and not with a view to the distribution of any part thereof. The Buyer acknowledges that the Shares have not been registered under U.S. federal or any applicable state securities laws or the laws of any other jurisdiction and cannot be resold without registration under such laws or an exemption therefrom.

  III.7  Disclosure. No representation or warranty by the Buyer contained in
         ----------
this Agreement, and no statement contained in any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Buyer pursuant to this Agreement, and no other statement made by the Buyer or any of their respective representatives in connection with this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                  ARTICLE IV

                             ACCESS TO INFORMATION

  IV.1   Access to Management, Properties and Records.
         --------------------------------------------

         (a) From the date of this Agreement until the Closing Date, the Seller shall cause the Company to afford the officers, attorneys, accountants and other authorized representatives of the Buyer free and full access upon reasonable notice and during normal business hours to all management personnel, offices, properties, books and records of the Company and its Subsidiaries, so that the Buyer may have full opportunity to make such reasonable investigation as it shall desire to make of the management, business, properties and affairs of the Company and its Subsidiaries, and the Buyer shall be permitted to make abstracts from, or copies of, all such books and records. The Seller shall cause the Company to furnish to the Buyer such financial and operating data and other information as the Buyer shall reasonably request.

         (b) The Seller shall cause the Company to release to the Buyer all files pertaining to the Company and its Subsidiaries or the business or the operations of the Company and its Subsidiaries held by any federal, state, county or local authorities, agencies or instrumentalities.

  IV.2   Confidentiality.  All information not previously disclosed to the
         ---------------
public or generally known to persons engaged in the respective businesses of the Company, the Subsidiaries or the Buyer which shall have been furnished by the Buyer, the Seller or the Company to any other party in connection with the transactions contemplated hereby or as provided pursuant to Section 4.1 shall not be disclosed to any person other than their respective employees, directors, attorneys, accountants or financial advisors or other than as contemplated herein. In the event that the transactions contemplated by this Agreement shall not be consummated, all such information which is in writing shall be returned to the party furnishing the same, including, to the extent reasonably practicable, all copies or reproductions thereof which may have been prepared, and neither party shall at any time thereafter disclose to third parties, or use, directly or indirectly, for its own benefit, any such

                                    (more)
information, written or oral, about the business of the other party hereto. Notwithstanding any other provision of this Agreement, the Confidentiality and Non-Disclosure Agreement between Astea and the Buyer, dated August 20, 1998, shall remain in full force and effect according to its terms.

                                   ARTICLE V

                             PRE-CLOSING COVENANTS

  From and after the date hereof and until the Closing Date:

  V.1    Best Efforts.  Each Party shall use its best efforts to take all
         ------------
actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

  V.2    Notices and Consents.  The Seller shall obtain on behalf of the
         --------------------
Company and its Subsidiaries, at its expense, all of the waivers, Permits, consents, approvals or other authorizations from third parties and Governmental Entities, if any, and effect all such registrations, filings and notices with or to third parties or Governmental Entities, if any, as may be necessary or desirable in connection with the transactions contemplated by this Agreement.

  V.3    Conduct of Business.  The Seller shall cause the Company and the
         -------------------
Subsidiaries to carry on their business diligently and substantially in the same manner as heretofore and shall not make or institute any unusual or new methods of manufacture, purchase, sale, shipment or delivery, lease, management, accounting or operation, and shall not ship or deliver any quantity of products in excess of normal shipment or delivery levels, except as agreed to in writing by the Buyer. The Seller shall cause all of the property of the Company and the Subsidiaries to be used, operated, repaired and maintained in a normal business manner consistent with past practice.

  V.4    Absence of Material Changes.  Without the prior written consent of the
         ---------------------------
Buyer, neither the Company nor any of the Subsidiaries shall:

                (i)     take any action to amend its organizational documents;

                (ii) issue any stock, bonds or other corporate securities or grant any option or issue any warrant to purchase or subscribe to any of such securities or issue any securities convertible into such securities;

                (iii) incur any obligation or liability (absolute or contingent), except current liabilities incurred and obligations under contracts entered into in the Ordinary Course of Business;

                (iv) declare or make any payment or distribution to its shareholders with respect to their stock or purchase or redeem any shares of its capital stock;

                (v) mortgage, pledge, or subject to any Security Interest or any other encumbrance any of their respective assets or properties;

                (vi) sell, assign, or transfer any of its assets, except for inventory sold in the Ordinary Course of Business;

                (vii) cancel any debts or claims, except in the Ordinary Course of Business;

                                    (more)

                (viii)  merge or consolidate with or into any entity;

                (ix) make, accrue or become liable for any bonus, profit sharing or incentive payment, except for accruals under existing Employee Benefit Plans, if any, or increase the rate of compensation payable or to become payable by it to any of its officers, directors or employees;

                (x) make any election or give any consent under the Code or the Tax statutes of any state or other jurisdiction or make any termination, revocation or cancellation of any such election or any consent or compromise or settle any claim for past or present Tax due;

                (xi)    waive any rights of material value;

                (xii) modify, amend, alter or terminate any of its executory contracts of a material value or which are material in amount;

                (xiii) take or permit any act or omission constituting a breach or default under any contract, indenture or agreement by which it or its properties are bound;

                (xiv) fail to (i) preserve the possession and control of its assets and business, (ii) keep in faithful service its present officers and key employees, (iii) preserve the goodwill of its customers, suppliers, agents, brokers and others having business relations with it, and (iv) keep and preserve its business substantially as existing on the date hereof until the Closing Date;

                (xv) fail to operate itself and maintain its books, accounts and records in the customary manner and in the Ordinary Course of Business and maintain in good repair its business premises, fixtures, machinery, furniture and equipment;

                (xvi) enter into any leases, contracts, agreements or understandings other than those entered into in the Ordinary Course of Business calling for payments which in the aggregate do not exceed US$10,000 for each such lease, contract, agreement or understanding;

                (xvii)  engage any additional employees;

                (xviii) materially alter the terms, status or funding condition of any Employee Benefit Plan;

                (xix) change its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in United States generally accepted accounting principles;

                (xx) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Seller set forth in this Agreement becoming untrue or (ii) any of the conditions to the Closing not being satisfied; or

                (xxi) commit or agree to do any of the foregoing in the future.

  V.5    Taxes.  The Seller shall cause the Company and the Subsidiaries, on a
         -----
timely basis (taking into account any allowed extensions), to file all Tax Returns for and pay any and all Taxes which shall become due on account of the operation of the Company or its Subsidiaries on or prior to the Closing Date, other than Taxes that are being contested in good faith or for which adequate reserves have been taken on the Closing Balance Sheet.

                                    (more)

  V.6    Delivery of Interim Financial Statements.  The Seller shall deliver to
         ----------------------------------------
the Buyer as promptly as possible following the last day of each month after the date hereof, and in any event within 15 days after the end of each such month, its consolidated balance sheet and related consolidated statements of income, for the Company and the Subsidiaries for the one-month period then ended and for the period then ended since December 31, 1997 and for the year to date period then ended in the prior fiscal year, all certified by the chief financial officer of the Seller (collectively, the "Interim Financial Statements").

  V.7    Communication with Customers and Suppliers.  Unless instructed
         ------------------------------------------
otherwise by the Buyer in writing, the Seller shall cause the Company and each of its Subsidiaries to accept customer orders in the Ordinary Course of Business and consistent with past practice for all products offered by the Company and the Subsidiaries but expected to be shipped by the Company or its Subsidiaries.

  V.8    Compliance with Laws and Regulations.  The Seller shall cause the
         ------------------------------------
Company and each of the Subsidiaries to comply with all Laws and Regulations which are applicable to the conduct of the Company and its Subsidiaries and shall perform and comply in all material respects with all contracts, commitments and obligations by which it is bound.

  V.9    Exclusive Dealing.
         -----------------

         (a) Until December 31, 1998, subject to the satisfaction or waiver of the conditions of Section 5.9(b) below by Buyer, neither the Seller nor the Company shall, directly or indirectly, through any officer, director, agent or otherwise, (i) solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or a material portion of the assets, or any equity interest in, the Company or any of its Subsidiaries or any equity investment, merger, consolidation or business combination with the Company or any of its Subsidiaries, or (ii) participate in any discussions or negotiations regarding, or furnish to any other person, any non-public information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The Seller, the Company and each of the Subsidiaries shall immediately notify the Buyer if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made, inform the Buyer of the terms and structure of any such proposal or offer and the substance of any such inquiry or contact and provide to the Buyer all written information received by the Seller, the Company and each of the Subsidiaries with respect to any such proposal, offer, inquiry or contact.

         (b) Until December 31, 1998, subject to the satisfaction or waiver of the conditions of Section 5.9(a) above by the Seller, the Buyer agrees (i) not to submit to any person any proposal or offer to acquire or purchase all or a material portion of the assets, or any equity interest in, any company or business or any equity investment, merger, consolidation or business combination with any company or business, which is engaged in the Primary Business of the Company, or participate in any discussions or negotiations with or regarding any such company or business or (ii) not to participate in any discussions or negotiations regarding, or request from any other person, any non-public information with respect to, or otherwise cooperate in any way with or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

         For the purposes of this Section 5.9, the "Primary Business of the Company" shall mean: the business of design, development, demonstration, manufacture (including subcontracted manufacture), internal use, offering for sale, sale, importation, exportation and servicing, maintenance and support of software in the customer management relationship market, including, without limitation, software for the management of sales and marketing relationships.

                                    (more)

  V.10   Notice of Breaches; Updates.
         ---------------------------

         (a)  By the Seller.  The Seller shall promptly deliver to the Buyer
              -------------
written notice of any event or development known to the Seller that would (i) render any statement, representation or warranty of the Seller in this Agreement (including the Disclosure Schedule) inaccurate or incomplete in any material respect or (ii) constitute or result in a breach by the Seller of, or a failure by the Seller to comply with, any agreement or covenant in this Agreement applicable to it. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

         (b)  By the Buyer.  The Buyer shall promptly deliver to the Seller
              ------------
written notice of any event or development known to the Buyer that would (i) render any statement, representation or warranty of the Buyer in this Agreement inaccurate or incomplete in any material respect or (ii) constitute or result in a breach by the Buyer or a failure by the Buyer to comply with, any agreement or covenant in this Agreement applicable to it. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

  V.11   Insurance.  The Seller shall cause the Company and each of its
         ---------
Subsidiaries to maintain through and including the Closing Date, insurance coverage that is substantially similar to the insurance coverage under the insurance policies identified in Section 2.14 of the Disclosure Schedule.

                                  ARTICLE VI

                             CONDITIONS TO CLOSING

  VI.1   Conditions to Obligations of the Buyer.  The obligation of the Buyer to
         --------------------------------------
consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction, or waiver by the Buyer, of the following conditions:

         (a) the Seller shall have obtained at its own expense all of the waivers, Permits, consents, approvals or other authorizations from third parties and Governmental Entities, and effected all of the registrations, filings and notices with or to third parties or Governmental Entities, as may be necessary in connection with the transactions contemplated by this Agreement and the agreements contemplated herein;

         (b)  the representations and warranties of the Seller set forth in
Article II shall be true and correct on the date hereof and shall be true and correct at and as of the Closing Date as if made as of the Closing Date, except
(i) changes contemplated or permitted by this Agreement, (ii) those representations and warranties made as of a specific date, which shall be true and correct as of such date (subject to clause (iii) below) and (iii) where the failure of the representations and warranties to be true and correct would not, individually or in the aggregate, have a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company or any of its Subsidiaries (it being agreed that this clause (iii) shall be inapplicable to any portion of a representation or warranty which is already qualified as to materiality);

         (c) the Seller shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement in all material respects as of or prior to the Closing Date;

         (d) no action, suit or proceeding shall be pending or threatened by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would

                                    (more)

(i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely the right of the Buyer to conduct the business of the Company and its Subsidiaries as currently conducted and as presently proposed to be conducted following the Closing, and no such judgment, order, decree, stipulation or injunction shall be in effect;

         (e) there shall not have occurred a change, or an event involving a prospective change, in the business, properties, operations, condition (financial or otherwise), prospects, assets or liabilities of the Company or any of its Subsidiaries since September 30, 1998 which could, individually or in the aggregate, result in a material adverse effect on the assets, business, results of operations, condition (financial or otherwise) or future prospects of the Company or the Subsidiaries;

         (f) the Seller shall have delivered to the Buyer a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a) through (e) of this
Section 6.1 is satisfied in all respects;

         (g) the Buyer shall have received from each of (i) Robert G. Schwartz, Jr., as Vice President and General Counsel of the Seller, (ii) Testa, Hurwitz & Thibeault LLP, as United States counsel to the Seller, and (iii) Baker and McKenzie, as Swedish counsel to the Seller and the Company, an opinion dated as of the Closing Date in the form attached hereto as Exhibits F-1, F-2 and F-3;
                                                   -------------------------

         (h) the Buyer shall have executed employment agreements with the employees of the Company set forth on Schedule 6.1(h);

         (i) the Buyer, the Company, the Seller and the Escrow Agent shall have entered into the Escrow Agreement in the form attached hereto as Exhibit A and
                                                                 ---------
such Agreement shall be in full force and effect on the Closing Date in accordance with its terms;

         (j) the Buyer shall have received from the Seller and the Seller's officers certificates from the appropriate government officials of all appropriate jurisdictions attesting to the legal existence, good standing (corporate) and qualification of the Company and its Subsidiaries and all other customary closing certificates as the Buyer shall have requested;

         (k) all actions to be taken by the Seller in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer; and

         (l) the Buyer shall have received at or prior to the Closing such other documents, instruments or certificates as the Buyer may reasonably request including, without limitation:

                (i) the stock certificates representing the Shares duly endorsed in accordance with Article I of this Agreement;

                (ii) certificates of the Secretary of the Seller attesting to the incumbency of the Seller's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the organizational documents of the Seller, the Company and each of its Subsidiaries;

                (iii) where required by the applicable lease, estoppel certificates from each tenant to whom the Company or any Subsidiary leases real property consenting to the acquisition

                                    (more)
of the Shares by the Buyer and the other transactions contemplated hereby, and representing that there are no outstanding claims against the Company or such Subsidiary under such lease;

                (iv) written resignations of all members of the Company's and each of the Subsidiaries' Board of Directors;

                (v) the original corporate minute books of the Company and each of its Subsidiaries; and

                (vi)    a cross receipt executed by the Buyer and the Seller.

  VI.2   Conditions to Obligations of the Seller.  The obligations of the Seller
         ---------------------------------------
to consummate the transactions to be performed by them in connection with the Closing is subject to the satisfaction, or waiver by the Seller of the following conditions:

         (a)  the representations and warranties of the Buyer set forth in
Article III shall be true and correct on the date hereof and shall be true and correct at and as of the Closing Date as if made as of the Closing Date, except
(i) changes contemplated or permitted by this Agreement, (ii) those representations and warranties made as of a specific date, which shall be true and correct as of such date (subject to clause (iii) below) and (iii) where the failure of the representations and warranties to be true and correct would not, individually or in the aggregate, have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by this Agreement;

         (b) the Buyer shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing Date;

         (c) no action, suit or proceeding shall be pending or threatened by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

         (d) the Buyer shall have delivered to Astea a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a) through (c) of this Section 6.2 is satisfied in all respects;

         (e) Astea shall have received from the Buyer and the Buyer's officers certificates from the appropriate government officials of all appropriate jurisdictions attesting to the legal existence, good standing (corporate and tax) and qualification of the Buyer and all other customary closing certificates as Astea shall have requested; and

         (f) all actions to be taken by the Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to the effect the transactions contemplated hereby shall be reasonable satisfactory in form and substance to the Seller;

         (g) the Buyer, the Company, the Seller and the Escrow Agent shall have entered into the Escrow Agreement in the form attached hereto as Exhibit A and
                                                                 ---------
such Agreement shall be in full force and effect on the Closing Date in accordance with its terms;

         (h) the Seller shall have received from Hale and Dorr LLP, United States counsel to the Buyer, an opinion dated as of the Closing Date in the form attached hereto as Exhibit G.
                   ---------

                                    (more)

         (i) the Seller shall have received at or prior to the Closing such documents, instruments or certificates as the Seller may reasonably request including, without limitation:

                (i) such certificates of the Buyer's officers and such other documents evidencing satisfaction of the conditions specified in this Section
6.2 as the Seller shall reasonably request;

                (ii) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing of the Buyer in Delaware;

                (iii) a certificate of the Secretary of the Buyer attesting to the incumbency of the Buyer's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents and by-laws of the Buyer;

                (iv)    payment of the Purchase Price; and

                (v)     a cross receipt executed by the Buyer and the Seller.


                                  ARTICLE VII

                            POST-CLOSING COVENANTS

  VII.1  Proprietary Information.  From and after the Closing, the Seller shall
         -----------------------
keep confidential, and shall cause its Affiliates to keep confidential, all knowledge, information and documents of a confidential nature or not generally known to the public with respect to the Company and its Subsidiaries (including without limitation the financial information, Intellectual Property, technical information or data relating to the materials, products or components sold, or the services offered, by the Company and its Subsidiaries and names of customers of the Company) (collectively, "Proprietary Information") and shall not disclose or make use of, and shall cause its Affiliates not to disclose or make use of, Proprietary Information without the prior written consent of the Buyer, except to the extent that such knowledge, information or documents shall have become public knowledge other than through a breach of this Agreement by the Seller or its Affiliates or agents.

  VII.2  Solicitation and Hiring of Employees.
         ------------------------------------

         (a) For a period of three years after the Closing Date, the Seller shall not, and shall cause its Affiliates not to, either directly or indirectly as a stockholder, investor, partner, director, officer, employee or otherwise
(i) solicit (except for general solicitations directed at the public at large) or attempt to induce any Principal Employee (as defined below) to terminate his employment with the Company or any of its Subsidiaries, or (ii) hire or attempt to hire any Principal Employee without the prior written consent of the Buyer. For purposes of this Agreement a "Principal Employee" shall mean any of Per Edstrom, Henrik Lindberg, Orjan Grinndal and Bjorn Candler.

         (b) For a period of two years after the Closing Date, the Seller shall not, and shall cause its Affiliates not to, either directly or indirectly as a stockholder, investor, partner, director, officer, employee or otherwise, (i) solicit (except for general solicitations directed at the public at large), or attempt to induce any Restricted Employee (as defined below) to terminate his employment with the Company or any of its Subsidiaries, or (ii) hire or attempt to hire any Restricted Employee without the prior written consent of the Buyer. For purposes of this Agreement, a "Restricted Employee" shall mean any person who was employed by the Company or any of its Subsidiaries on the date of this Agreement or on the Closing Date other than the Principal Employees.

                                    (more)

  VII.3  Non-Competition; Referral of Customers.
         --------------------------------------

         (a) For a period of two (2) years after the Closing Date, Seller shall refrain from, directly or indirectly, carrying on or participating in any stand-alone sales force automation or sales and marketing management software business worldwide, including the development, distribution, licensing, sales and marketing of any products that compete, on a stand-alone basis, with the current products of the Company. However, this Section shall not prevent Seller from (a) including sales force automation or sales and marketing management functionality in its service management software products which are not stand-alone sales force automation or sales and marketing management software products or (b) owning as a passive investment, up to 5% of a class of equity securities issued by any company, including a competitor of Company or Buyer that is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or subject to Section 15(d) of the Exchange Act; provided that neither Seller nor its Subsidiaries shall enter into any licensing or technology support agreement with such competitor related to sales force automation or sales and marketing management functions.

         (b) The Seller agrees that the duration and geographic scope of the non-competition provision set forth in this Section 7.3 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the Seller and the Buyer agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The Seller and the Buyer intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state or province of each and every country.

         (c) The Seller shall, and shall cause its Affiliates to, refer all inquiries regarding the Company and its Subsidiaries and their products and services to the Buyer and neither the Seller nor any of its Affiliates shall independently pursue any such inquiries. The Seller shall notify its Affiliates in writing promptly after the Closing that the Company and its Subsidiaries have been sold to the Buyer, and such notice shall inform such Affiliates of their obligations under this Section 7.3(c). Such notice shall be in the form and substance reasonably satisfactory to the Buyer.

  VII.4  Sharing of Data.
         ---------------

         (a) The Seller shall have the right for a period of seven (7) years following the Closing Date to have reasonable access to such books, records and accounts, including financial and Tax information, correspondence, production records, employment records and other records that are transferred to the Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the business of the Company and its Subsidiaries as conducted by the Company and its Subsidiaries prior to the Closing Date and for complying with its obligations under applicable securities, Tax, environmental, employment or other Laws and Regulations. The Buyer shall have the right for a period of seven (7) years following the Closing Date to have reasonable access to (i) those books, records and accounts, including financial and Tax information, correspondence, production records, employment records and other records that are retained by the Seller pursuant to the terms of this Agreement and (ii) the workpapers of the Seller's accountants prior to the Closing Date, in each case only to the extent that any of the foregoing is needed by the Buyer for the purposes of conducting the business of the Company and its Subsidiaries after the Closing Date and for complying with its obligations under applicable securities, Tax, environmental, employment or other Laws and Regulations. Neither Party shall destroy any books, records or accounts retained by it without first providing the other Party with the opportunity to obtain or copy such books, records or accounts at such other Party's cost and expense.

                                    (more)

         (b) In addition to all files and documents required to be provided pursuant to this Agreement or any of the other agreements contemplated herein, promptly upon request by the Buyer made at any time following the Closing Date, the Seller shall authorize the release to the Buyer of all files pertaining to the Shares or the business or operations of the Company and its Subsidiaries held by any federal, state, county or local authorities, agencies or instrumentalities.

  VII.5  Cooperation in Litigation.  From and after the Closing Date, each Party
         -------------------------
shall fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such other Party relating to or arising out of the conduct of the business of the Company or any of its Subsidiaries prior to or after the Closing Date (other than litigation among the Parties and/or their respective Affiliates arising out of the transactions contemplated by this Agreement or the agreements contemplated herein). The Party requesting such cooperation shall pay the reasonable out-of-pocket expenses incurred in providing such cooperation (including legal fees and disbursements) by the Party providing such cooperation and by its officers, directors, employees and agents, but shall not be responsible for reimbursing such Party or its officers, directors, employees and agents for their time spent in such cooperation.

  VII.6  Return of Certain Payments.  After the Closing Date, the Buyer shall
         --------------------------
promptly remit to the Seller any payment received by the Buyer with respect to any Account Receivable of the Company and the Subsidiaries (i) which, as of the Closing Date, had been outstanding for 90 days or longer from the date of invoice or (ii) for which the Buyer has received full or partial payment for Damages (as defined in Section 9.1) pursuant to Section 9.5.

  VII.7  Use of Trademarks.
         -----------------

         (a) Each Party shall take all steps necessary or appropriate to terminate use of trademarks, trade names and trade dress of the other Party as quickly as possible, and in no event shall such termination be completed later than sixty (60) days after the Closing Date.

         (b) Buyer acknowledges Seller's ownership of, and right to continue using and commercializing, the Astea corporate graphic style and "star constellation" symbols and trade dress, as exemplified in the materials attached as Exhibit E hereto.
   ---------

         (c) Within 10 business days after the Closing Date, the Company and the Buyer shall take all actions necessary to change the name of Astea AB and its Internet website address so that it does not include the name "Astea" or any other entity names or trademarks (whether registered or unregistered) of the Seller.

  VII.8  Cooperation in Website Transition.  The Company shall provide
         ---------------------------------
reasonable telephone and on-line assistance (no more than 20 person-hours) to Astea for the purpose of enabling Astea to move the physical location of Astea's corporate Internet website from the Company's office in Sweden to Astea's office in the United States or The Netherlands. Such assistance shall consist primarily of advice and data transfer services. Nothing in this paragraph shall imply that Astea is entitled to receive any computer hardware from the Company.

  VII.9  Transfer of Abalon-Related Contracts.
         ------------------------------------

         (a) Promptly following the Closing Date, and in no event later than 30 days after the Closing Date, Astea shall assign to the Company any and all end-user, distributor and reseller contracts (i) relating to the Abalon software system (not including any rights relating to other software of Astea even if bundled with Abalon software) and (ii) to which Astea is a party as licensor.

                                    (more)

         (b) Astea shall give the Buyer full support and actively participate in communicating with Abalon customers and third parties to accomplish the assignment or subcontracting of support and maintenance agreements pursuant to which Astea provides maintenance services on behalf of Abalon customers, the termination of such at the expiration of their term with Astea and the transition of such users to the Company. Astea shall not make any assignment which requires the payment of any money by the Company or making of any concession by the Company or the Buyer.

         (c) The Company and the Buyer will each give full support at all levels of each respective company and actively participate with Astea in the assignment effort, including entering into subcontracting arrangements with Astea for customers that are not willing to have their contracts assigned to the Company until the end of the then current term.

         (d) To the extent any support or maintenance agreement is not assigned to the Company at the Closing, Astea shall subcontract to the Company, and the Company shall perform on behalf of Astea, the support and maintenance services relating to the Abalon software under such agreement. At the end of each month in which the Company provides subcontracting services, Astea will pay to the Company, by wire transfer to an account designated by the Company, the sum of
(i) that month's billing (including all prepaid amounts as collected and not prorated over the service period) that Astea has collected from customers in respect of the services which have been subcontracted to the Company and (ii) any amounts payable in respect to such services which are 60 days or more overdue unless the customer's withholding of payment is due to the Company's failure to satisfactorily perform services.

         (e) Astea agrees to forward to the Company a copy of any consent to the assignment of a customer contract obtained and received by Astea after the Effective Date.

         (f) Astea agrees to forward to the Company a complete set of electronic data for "Abalon" product leads currently in Astea's database.

  VII.10 Nordbanken Loan.  Within two (2) Business Days of the Closing Date, the
         ---------------
Buyer shall cause the Company to repay amounts outstanding under the revolving credit agreement with Nordbanken and shall reasonably assist the Seller in terminating the letter of credit issued to Nordbanken by PNC Bank.

                                 ARTICLE VIII

                                  TAX MATTERS

  VIII.1 Preparation and Filing of Tax Returns.
         -------------------------------------

         (a) The Seller shall cause to be prepared and timely filed all income Tax Returns of the Company or any of its Subsidiaries attributable to any Tax period ending on or before the Closing Date.

         (b) The Buyer shall prepare and timely file or shall cause to be prepared and timely filed all other Tax Returns with respect to the Company and any of its Subsidiaries or in respect of their businesses, assets or operations.

                                    (more)

  VIII.2 Tax Indemnification by the Seller.
         ---------------------------------

         (a) The Seller shall indemnify the Buyer in respect of, and hold the Buyer harmless, on an after-Tax basis, against (x) Damages resulting from, relating to, or constituting a breach of any representation contained in Section
2.8 hereof, (y) the failure to perform any covenant or agreement set forth in
Section 5.5 hereof or this Article VIII and (z), without duplication, the following Taxes with respect to the Company any of its Subsidiaries:

                (i) Any and all Taxes due and payable by the Company or the Subsidiary for any taxable period that ends (or is deemed pursuant to Section
8.4 to end) on or before the Closing Date ("Pre-Closing Periods"); and

                (ii) Any liability of such entities for Taxes of other entities whether pursuant to Treasury Regulation Section 1.1502-6 (or comparable or similar provision under state, local or foreign law), as transferee or successor or pursuant to any contractual obligation for any period that ends (or is deemed pursuant to Section 8.4 to end) on or before the Closing Date.

The amounts specified in paragraphs (i) and (ii) shall be reduced (but not below zero) by the amount of any accruals for Tax liabilities on the Final Closing Balance Sheet (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles). For purposes of Section 8.2(a)(i), any and all transactions or events contemplated by this Agreement that occur at or prior to the Closing shall be deemed to have occurred in a Pre-Closing Period.

  VIII.3 Tax Indemnification by the Buyer.  The Buyer shall indemnify and hold
         --------------------------------
the Seller harmless, on an after-Tax basis, from and against, the following Taxes with respect to the Company and the Subsidiaries:

         (a) Any and all Taxes for any taxable period beginning (or deemed pursuant to Section 8.4 to begin) after the Closing Date ("Post-Closing Periods"), due or payable by the Company or its Subsidiaries; and

         (b) Any and all Taxes due and payable by the Company or any Subsidiaries for any Pre-Closing Periods to the extent of the amount of any accruals for Tax liabilities on the Final Closing Balance Sheet (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles).

  VIII.4 Allocation of Certain Taxes.  In the case of any Tax that is
         ---------------------------
attributable to a taxable period which begins before the Closing Date and ends after the Closing Date, the amount of Taxes attributable to the Pre-Closing Period and the Post-Closing Period shall be determined as follows:

         (a) The Buyer and the Seller agree that if the Company or any of its Subsidiaries is permitted but not required under applicable foreign, state or local Tax laws to treat the Closing Date as the last day of a taxable period, the Buyer and the Seller shall treat such day as the last day of a taxable period.

         (b) Except to the extent provided in subsection (a) of this Section 8.4, in the case of ad valorem Taxes imposed on the Company or any of its Subsidiaries and franchise or similar Taxes imposed on the Company or any of its Subsidiaries based on capital (including net worth or long-term debt) or number of shares of stock authorized, issued or outstanding, such Taxes shall be allocated between the Pre-Closing Period and the Post-Closing Period based upon the respective number of days in each such period.

                                    (more)

         (c)  Except to the extent provided in subsections (a) and (b) of this
Section 8.4, all other Taxes shall be allocated between the Pre-Closing Period and the Post-Closing Period based upon an interim closing of the books of the Company or the Subsidiaries as of the end of the day of the Closing Date and the computation of the Tax for each resulting period as if the period were a separate taxable period; provided, however, that in no event shall the hypothetical Tax for any period be less than zero.

  VIII.5 Cooperation on Tax Matters.
         --------------------------

         (a) The Buyer and the Seller and their respective Affiliates shall cooperate in the preparation of all Tax Returns for any Tax periods for which one party could reasonably require the assistance of the other party in obtaining any necessary information. Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such party's possession reasonably requested by the party filing such Tax Returns as is relevant to their preparation. Such cooperation and information also shall include without limitation promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any taxing authority which relate to the Company or any of its Subsidiaries, and providing copies of all relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any taxing authority and records concerning the ownership and tax basis of property, which the requested party may possess. The Buyer, the Company, the Subsidiaries and their respective Affiliates and the Seller and its Affiliates shall make their respective employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder.

         (b) For a period of ten (10) years after the Closing Date or such longer period as may be required by law, the Buyer shall, and shall cause the Company and any of its Subsidiaries to, retain and not destroy or dispose of all Tax Returns (including supporting materials), books and records (including computer files) of, or with respect to the activities or Taxes of, such entities for all taxable periods ending (or deemed, pursuant to Section 8.4, to end) on or prior to the Closing Date to the extent the Buyer, the Company or any of its Subsidiaries received or had possession of such records on the Closing Date.

         (c) For a period of ten (10) years after the Closing Date or such longer period as may be required by law, the Seller (or its Affiliates) shall retain and not destroy or dispose of all Tax Returns (including supporting materials), books and records (including computer files) of, or with respect to the activities or Taxes of, the Company and any of its Subsidiaries for all taxable periods ending (or deemed, pursuant to Section 8.4, to end) on or prior to the Closing Date to the extent the Seller did not deliver such records to the Buyer, the Company or any of its Subsidiaries. Thereafter, the Seller shall not destroy or dispose of any such Tax Returns, books or records unless it first offers them to the Buyer in writing and the Buyer fails to accept such offer within sixty (60) days of its being made.

         (d) If the Buyer, the Company or any of its Subsidiaries (as the case may be) on the one hand, or the Seller on the other, fails to provide any information requested by the other party in the time specified herein, or if no time is specified pursuant to this Section 8.5, within a reasonable period, or otherwise fails to do any act required of it under this Section 8.5, then the party failing to so provide the information or do such act shall be obligated, notwithstanding any other provision of this Agreement, to indemnify the party requesting the information or act and shall so indemnify the requesting party and hold such party harmless from and against any and all costs, claims or damages, including, without limitation, all Taxes or deficiencies thereof, payable as a result of such failure.

                                    (more)

Notwithstanding the foregoing, the party that failed to deliver the information or do the act requested, shall in no event be obligated to make any payments pursuant to this Section 8.5(d) or otherwise be liable, if such party used all reasonable commercial efforts to provide the requested information or perform the requested act.

         (e) The Seller shall control any tax audits of the Company and/or any of its Subsidiaries for all periods prior to the Closing Date, provided, however, that the Seller shall notify Buyer of any audit in which items that would affect the obligations of the Buyer for periods after the Closing Date are in issue and shall thereafter keep the Buyer informed on a timely basis of any material developments in the audit relating to such items. In no event shall the Seller settle any issue with a taxing authority relating to such item without the Buyer's consent.

         (f) The Buyer shall control any tax audits of the Company and/or any of its Subsidiaries for all periods after to the Closing Date; provided, however, that Buyer shall notify Seller of any audit in which items with respect to which the Seller has indemnified Buyer pursuant to this Article VIII are in issue and shall thereafter keep Seller informed on a timely basis of any material developments in the audit relating to such items. In no event shall Buyer settle any issue with a taxing authority relating to any such item without Seller's consent, provided that Seller shall first have acknowledged in writing its obligation to indemnify the Buyer with respect to any and all Damages relating to such item and an adverse resolution of such item would not have a material adverse effect on the business or operations of the Buyer, the Company or any of its Subsidiaries.

  VIII.6 Termination of Tax-Sharing Agreements.  All Tax sharing agreements or
         -------------------------------------
similar arrangements with respect to or involving the Company and any of its Subsidiaries shall be terminated prior to the Closing Date and, after the Closing Date, the Company and any of its Subsidiaries shall not be bound thereby or have any liability thereunder for amounts due in respect of periods ending on or before the Closing Date.

  VIII.7 Certain Tax Elections.
         ---------------------

         (a) Neither the Buyer nor the Seller shall elect, cause to be elected or participate in any election to allocate items of income and expense of the Company and any of its Subsidiaries between the taxable year of the Seller ending on the Closing Date and its taxable year commencing on the day after the Closing Date on a proportionate method based on the number of days contained in each such taxable year.

         (b) To the maximum extent permitted by applicable law, neither the Buyer nor any of its Affiliates will carry back to any taxable period of the Seller or any of its subsidiaries or Affiliates any loss, credit or deduction incurred or generated in, or attributable to any period commencing after the Closing Date that would affect any Tax Return or Tax of the Seller or any of its subsidiaries or Affiliates, and Buyer agrees to make or exercise, or cause to be made or exercised, any and all necessary or permitted elections available under applicable law to avoid any such carryback.

                                    (more)

                                  ARTICLE IX

                                INDEMNIFICATION

  IX.1   Indemnification by the Seller.  The Seller shall indemnify the Buyer in
         -----------------------------
respect of, and hold the Buyer harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, diminutions in value of assets, losses and expenses (including without limitation amounts paid in settlement, interest at the simple rate of 8% per annum, compounded quarterly, from the date of any payments made by the Buyer, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) net of any amounts reserved in respect of such liabilities on the Final Closing Balance Sheet ("Damages") incurred or suffered by the Buyer or any of its Affiliates resulting from, relating to, constituting or arising out of:

         (a) any misrepresentation or breach of warranty by the Seller contained in this Agreement, any other agreements contemplated herein, the Disclosure Schedule or in any certificate, document or instrument furnished by or on behalf of the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby;

         (b) any failure to perform any covenant, agreement or obligation of the Seller contained in this Agreement or any other agreements contemplated herein;

         (c) any failure of the Seller to have good title to the Shares, free and clear of any Security Interest, contractual restriction or covenant, option or other adverse claims (whether arising by contract or by operation of law);

         (d) any violation by the Company and the Subsidiaries of, or any failure by the Company and the Subsidiaries to comply with, any law, ruling, order, decree, regulation or zoning, environmental or permit requirement applicable to the Company and the Subsidiaries, its assets or its business, whether or not any such violation or failure to comply has been disclosed to the Buyer, including any costs incurred by the Buyer (A) in order to bring the Company and the Subsidiaries into compliance with environmental laws as a consequence of noncompliance with such laws on the Closing Date or (B) in connection with the transfer of the Shares;

         (e) any warranty claim (except to the extent such warranty claim arises under any end-user license and the amount of such claim does not exceed certain limitations set forth in such end-user license) or product liability claim relating to (i) products released by the Company and the Subsidiaries prior to the Closing Date or (ii) the Company's and the Subsidiaries business or operations prior to the Closing Date;

         (f) relating to any claims with respect to any Company Plans or any Employee Benefit Plans of the Seller or any ERISA Affiliate or relating to the termination of any Company Plans, any Foreign Plans or any Employee Benefit Plans of the Seller or any ERISA Affiliate arising with respect to circumstances existing on or prior to the Closing Date;

         (g) relating to any liabilities associated with or arising from any claim by a former stockholder of the Company or any of its Subsidiaries, or any person seeking to assert, based upon ownership or rights of ownership of any shares of capital stock or securities of, or equity interest in, the Company or any of its Subsidiaries, any rights under the charter or by-laws or similar organization documents of the Company or any of its Subsidiaries;

                                    (more)

         (h) relating to any legal, administrative or arbitratorial actions, suits, claims or proceedings arising from events occurring or actions taken prior to the Closing (whether asserted prior to or after the Closing), including, without limitation, any such action, suit, claim or proceeding set forth on Section 2.15 to the Disclosure Schedule;

         (i) resulting from any personal injury, property damage or other product liability claim caused by any products released by the Company or any of its Subsidiaries prior to the Closing, regardless of whether such claim is made or brought prior to the Closing Date;

         (j) relating to any claims for compensation or benefits made by any former or retired employees of the Company or any of its Subsidiaries;

         (k) relating to any liabilities associated with or arising from the failure to obtain any consents set forth on Section 2.4 of the Disclosure Schedule or required under any Contract but which are not obtained prior to the Closing; and

         (l)  relating to the Svea Reklam marketing invoices described on
Section 2.7 of the Disclosure Schedule, any payments to be made to Microsoft Corporation for licenses to use any Microsoft software used in connection with the Company's business, including the licenses described on Section 2.9 of the Disclosure Schedule, and any liabilities associated with or arising from the failure to obtain any such licenses.

  Notwithstanding the foregoing, all liability and indemnification obligations with respect to Taxes shall be governed by Article VIII hereof rather than this
Article IX.

  IX.2   Indemnification by Buyer.  The Buyer shall indemnify the Seller in
         ------------------------
respect of, and hold the Seller harmless against, any and all Damages incurred or suffered by any of the Seller or the Seller's Affiliates resulting from, relating to, constituting or arising out of:

         (a) any misrepresentation or breach of warranty by the Buyer contained in this Agreement, any other agreement contemplated herein or in any certificate, document or instrument furnished by the Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby; or

         (b) any failure to perform any covenant or agreement of the Buyer contained in this Agreement or any other agreement contemplated herein.

  IX.3   Claims for Indemnification.  Whenever any claim shall arise for
         --------------------------
indemnification hereunder, the Party seeking indemnification (the "Indemnified Party") shall promptly notify the Party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim; provided, however, that no delay on the part of the
                      --------  -------
Indemnified Party in notifying the Indemnifying Party and, if applicable, the Escrow Agent shall relieve the Indemnifying Party from any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such delay. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party and, if applicable, the Escrow Agent shall specify, if known, the claimed amount or an estimate of the amount of the liability arising therefrom. Subject to Section 9.4(d) below, the Indemnified Party shall not settle or compromise any claim by a third party for which it is seeking indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld), unless the Indemnifying Party has not taken control of the defense of such claim as provided in Section 9.4 of this Agreement, after notification thereof pursuant to this Section 9.3, in which case the Indemnified Party may settle or compromise such claim without the Indemnifying Party's consent.

                                    (more)

  IX.4   Defense by the Indemnifying Party.
         ---------------------------------

         (a) Subject to Section 9.4(d) below, in connection with any claim for indemnification hereunder resulting from or arising out of any claim or legal proceeding by a third party, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party given within 20 days after the date of the notice of the claim from the Indemnified Party pursuant to Section 9.3, assume the defense of such claim or legal proceeding with counsel approved by the Indemnified Party (which approval shall not be unreasonably withheld), if
(i) the Indemnifying Party acknowledges to the Indemnified Party in writing the Indemnifying Party's obligations to indemnify the Indemnified Party with respect to all elements of such claim, (ii) the third party seeks monetary damages only.

         (b) If the Indemnifying Party so assumes such defense, the Indemnified Party shall be entitled to participate in (but not control) such defense, with its counsel and at its own expense (except that the Indemnifying Party will be responsible for the reasonable fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably concludes that the counsel the Indemnifying Party has selected has a conflict of interest). In addition, if the Indemnifying Party so assumes such defense, it shall take all steps necessary in the defense or settlement thereof; provided, however, that the Indemnifying
                                   --------  -------
Party shall not consent to any settlement or to the entry of any judgment with respect to a claim or legal proceeding which does not include a complete release of the Indemnified Party from all liability with respect thereto or which imposes any liability or obligation on the Indemnified Party without the written consent of the Indemnified Party.

         (c) If the Indemnifying Party does not (or is not permitted under the terms hereof to) assume the defense of any such claim or legal proceeding, (i) the Indemnified Party may defend against such claim or legal proceeding (with the Indemnifying Party responsible for the reasonable fees and expenses of counsel for the Indemnified Party) in such manner as it may deem appropriate, including, but not limited to, settling such claim or legal proceeding on such terms as the Indemnified Party may deem appropriate, and (ii) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

         (d) If a customer or supplier of the Company asserts that the Company or its Subsidiaries or the Buyer is liable to such party for a monetary or other obligation which may constitute or result in Damages for which the Buyer may be entitled to indemnification pursuant to this Article IX and the Buyer reasonably determines that it has a valid business reason to fulfill such obligation, then (subject to notifying the Seller in reasonable detail as to the matter asserted by the customer or supplier) (i) the Buyer shall be entitled to satisfy such obligation, without consent from the Seller, (ii) the Buyer may make a claim for indemnification pursuant to this Article IX in accordance with the provisions hereof and (iii) the Buyer shall be reimbursed, in accordance with the provisions hereof, for any such Damages for which it is entitled to indemnification pursuant to this Article IX.

  IX.5   Payment of Indemnification Obligation.  All indemnification by the
         -------------------------------------
Indemnifying Party hereunder shall be satisfied promptly as Damages are incurred by payment of cash, delivery of a cashier's or certified check or wire transfer of immediately available funds in the amount of the indemnification liability. The Seller agrees that any claim for indemnification by the Buyer under this
Article IX shall first be pursued by the Buyer against the Indemnification Escrow Fund, subject to the terms of the Escrow Agreement; provided, however,
                                                           --------  -------
that the Escrow Agreement shall not be the exclusive means of enforcing, nor shall the Indemnification Escrow Amount serve as a limit upon, the Buyer's rights under this Article IX.

                                    (more)

  IX.6   Treatment of Indemnity Payments.  Any payment made to the Buyer
         -------------------------------
pursuant to this Article IX shall be treated and reported by the Buyer and the Seller as a reduction in the Purchase Price.

  IX.7   Survival of Representations; Claims for Indemnification.  All
         -------------------------------------------------------
representations, warranties, covenants, agreements and obligations set forth in this Agreement, or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby, shall survive the Closing. Unless otherwise expressly provided in the applicable document, all such covenants, agreements and obligations shall survive Closing without limitation. All such representations and warranties shall expire on the date that is eighteen months after the Closing Date, except:

         (a) the representations and warranties of the Seller in Sections 2.1, 2.2, 2.3, 2.10, and 2.23 and the representations and warranties of the Buyer in Sections 3.1, 3.2, 3.3, and 3.4 shall survive without limitation;

         (b) the representations and warranties of the Seller in Section 2.8 shall expire 90 days after the expiration of the applicable statute of limitations relating to the underlying claim for indemnification;

         (c) the representations and warranties of the Seller in Section 2.9 shall expire on the third anniversary of the Closing Date;

         (d) any claim based upon breach of a representation or warranty of which the Indemnifying Party had actual knowledge, (conscious awareness of the underlying facts) at any time prior to the time at which the representation or warranty was made shall survive without limitation; and

         (e) any claim (i) asserted in writing prior to the expiration as provided in this Section 9.7 which is identified as a claim for indemnification pursuant to this Article IX or (b) which is based upon fraud by the Sellers, shall survive until finally resolved and satisfied in full.

  IX.8   Limitations.  The Seller will have no liability for indemnification
         -----------
pursuant to this Article IX until the total of all Damages specified in such
Article IX exceeds US$100,000 (the "Basket") (at which point the Indemnified
                                    ------
Party shall be liable for the entire amount of such Damages, and not just the amount in excess of US$100,000). In addition, the Seller shall not be liable for indemnification pursuant to this Article IX in an aggregate amount in excess of US$9,500,000. However, the preceding sentences shall not apply to any claim based on Sections 9.1(b), (c),(g),(h) and (l).

The rights to indemnification, reimbursement or other remedy set forth in this Agreement will not be affected by any investigation conducted by a Party with respect to, or any knowledge acquired (or capable of being acquired) by a Party about, the accuracy or inaccuracy of, or compliance with any representation, warranty, covenant or obligation.

                                   ARTICLE X

                                  DEFINITIONS

  For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

       Section                                       Defined Term
       -------                                       ------------

                                    (more)

       Abalon AB                                     Preliminary Statement
       Accounts Receivable                           1.4
       Affiliate                                     2.11(a)(vi)
       Affiliated Entity                             2.10(a)(ii)
       Astea                                         Introduction
       Astea AB                                      Preliminary Statement
       Basket                                        9.8
       Big Five                                      1.4(c)
       Business Day                                  1.3(a)
       Buyer                                         Introduction
       Century-Based Data                            2.9(g)
       CERCLA                                        2.19(a)
       Closing                                       1.3(a)
       Closing Adjusted Shareholder's Equity         1.4(a)
       Closing Balance Sheet                         1.4(a)
       Closing Date                                  1.3(a)
       Code                                          2.8(c)
       Company                                       Preliminary Statement
       Company Plans                                 2.18(a)
       Common Stock                                  Preliminary Statement
       Contracts                                     2.11
       Damages                                       9.1
       Designated Transferee                         12.4
       Disclosure Schedule                           Article II
       Dispute Notice                                1.4(b)
       Employee Benefit Plan                         2.18(a)
       Environmental Law                             2.19(a)
       ERISA                                         2.18(a)
       ERISA Affiliate                               2.18(a)
       Escrow Agent                                  1.2(a)(ii)
       Escrow Agreement                              1.2(a)(i)
       Escrow Amount                                 1.2(a)(ii)
       Estimated Closing Balance Sheet               1.2(b)
       EU                                            2.9
       Final Closing Adjusted Shareholder's Equity   1.4(b)
       Final Closing Balance Sheet                   1.4(b)
       Financial Statements                          2.5
       Foreign Plans                                 2.18(e)
       Foreign Retirement Plan                       2.18(e)
       Foreign Welfare Plan                          2.18(e)
       GAAP                                          1.4(a)
       Green Shark Tool                              1.8
       Governmental Entity                           2.4
       Indebtedness                                  2.29
       Indemnified Party                             9.3
       Indemnifying Party                            9.3
       Initial Closing Statement                     1.4(a)
       Intellectual Property                         2.9(f)
       Interim Financial Statements                  5.6
       Internal Systems                              2.9(g)
       Laws and Regulations                          2.20
       Materials of Environmental Concern            2.19(b)

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

       Millennium Compliant                          2.9(g)
       Modified US GAAP                              1.4
       Network                                       Introduction
       Neutral Accountants                           1.4(c)
       OC Shares                                     2.3(b)
       Ordinary Course of Business                   2.6(i)
       Party                                         Introduction
       Permits                                       2.21
       Post-Closing Periods                          8.3(a)
       Pre-Closing Periods                           8.2(a)(i)
       Primary Business                              5.9
       Principal Employer                            7.2(a)
       Proprietary Information                       7.1
       Purchase Price                                1.2(a)
       Restricted Employee                           7.2
       Securities Act                                2.3(a)
       Security Interest                             2.3(a)
       September 30, 1998 Balance Sheet              2.5
       Seller                                        Introduction
       Seller Post Closing Adjustment                1.4(d)
       Shares                                        Preliminary Statement
       Shareholders' Equity                          1.2(b)
       Software                                      2.9(g)
       Subsidiary                                    2.10(a)(i)
       Taxes                                         2.8(a)
       Tax Returns                                   2.8(a)
       Transfer Taxes                                1.7


                                 ARTICLE XI

                                 TERMINATION

  XI.1   Termination by Lapse of Time.  This Agreement shall terminate at 5:00
         ----------------------------
p.m., Boston Time, on January 31, 1999, if the transactions contemplated hereby have not been consummated, unless such date is extended by the written consent of the Buyer and the Seller.

  XI.2   Termination by Agreement of the Parties.  This Agreement may be
         ---------------------------------------
terminated by the mutual written agreement of the parties hereto. In the event of such termination by agreement, the Buyer shall have no further obligation or liability to the Seller under this Agreement, and the Seller shall have no further obligation or liability to the Buyer under this Agreement.

  XI.3   Termination by Reason of Breach.
         -------------------------------

         (a) This Agreement may be terminated by the Seller, if at any time prior to the Closing there shall occur a breach of any of the representations, warranties or covenants of the Buyer or the failure by the Buyer to perform any condition or obligation hereunder. In the event that a breach of any of the representations, warranties or covenants of the Buyer or the failure by the Buyer to perform any condition or obligation hereunder, together with the satisfaction or waiver of all conditions, obligations, representations, warranties or covenants of the Seller and the Company by the Seller and the Company, causes the Closing not to occur on or before December 31, 1998, subject to the mutual agreement in writing by the Parties to consummate the transactions contemplated hereby on a later date, the Buyer shall pay to the Seller by wire transfer or other delivery of immediately

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

available funds an amount equal to ONE MILLION UNITED STATES DOLLARS (US$1,000,000) on January 4, 1999. Such payment shall be the sole and exclusive damages for Buyer's breach, but shall not limit the Seller's ability to terminate the Agreement for Buyer's breach.

         (b) This Agreement may be terminated by the Buyer, if at any time prior to the Closing there shall occur a breach of any of the representations, warranties or covenants of the Seller, the Company or any of the Subsidiaries or the failure of the Seller, the Company or any of the Subsidiaries to perform any condition or obligation hereunder.

  XI.4   Effect of Termination.  If (i) the Seller terminates this Agreement
         ---------------------
pursuant to the terms of Section 11.3(a), all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except as otherwise set forth in Section 11.3(a)) and (ii) if the Buyer terminates this Agreement pursuant to the terms of Section 11.3(b), all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement that occurred prior to such termination).

                                  ARTICLE XII

                                 MISCELLANEOUS

  XII.1  Press Releases and Announcements.  Neither Party shall, prior to or
         --------------------------------
after the Closing Date, issue any press release or announcement relating to the subject matter of this Agreement without the prior review by and written approval of the other Party (which review shall be timely and which approval shall not be unreasonably withheld); provided, however, that either Party may
                                     --------  -------
make any public disclosure it believes in good faith is required by Law or Regulation or the applicable rules of a stock exchange or the Nasdaq National Market (in which case the disclosing Party shall advise the other Party and provide it with a copy of the proposed disclosure prior to making the disclosure).

  XII.2  No Third Party Beneficiaries.  This Agreement shall not confer any
         ----------------------------
rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

  XII.3  Entire Agreement.  This Agreement (including the Ancillary Agreements)
         ----------------
constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof, including without limitation that certain Letter of Intent, dated November 25, 1998 between the Parties which shall be deemed to have terminated on the date of this Agreement.

  XII.4  Succession and Assignment.  This Agreement shall be binding upon and
         -------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, whether by operation of law or otherwise, without the prior written approval of the other Party; provided that the Buyer may assign some or all of its rights, interests and/or obligations hereunder to one or more Affiliates of the Buyer (each, a "Designated Transferee"). If the Buyer assigns any of its rights, interests and/or obligations hereunder to one or more Designated Transferees, unless the context otherwise requires, all references herein to the Buyer shall mean and include any and all such Designated Transferees.

  XII.5  Counterparts.  This Agreement may be executed in one or more
         ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

  XII.6  Headings.  The section headings contained in this Agreement are
         --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

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

  XII.7  Notices.  Any notice, request, demand, claim or other communication
         -------
hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered three Business Days after it is sent by U.S. registered or certified mail, return receipt requested, postage prepaid, or one Business Day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Seller:                          Copies to:
----------------                           ---------

Astea International Inc.                   Testa, Hurwitz & Thibeault, LLP
455 Business Center Drive                  125 High Street
Horsham, PA 19044                          Boston, MA 02110
Telecopy:  215-682-2502                    Telecopy:  617-248-7100
Attention:  Chief Executive Officer        Attention:  John M. Hession, Esq.

                                           and

                                           Robert G. Schwartz, Esq.
                                           Astea International Inc.
                                           55 Middlesex Turnpike
                                           Bedford, MA 01730
                                           Telecopy:  781-275-3544

If to the Buyer:                           Copies to:
---------------                            ---------

Industri-Matematik International Corp.     Hale and Dorr LLP
560 White Plains Road                      60 State Street
Tarrytown, NY 10591                        Boston, MA  02109
Telecopy:  914-333-1500                    Telecopy: (617) 526-5000
Attention:  President                      Attention:  Thomas S. Ward, Esq.

Either Party may give any notice, request, demand, claim, or other communication hereunder by personal delivery or telecopy, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the Party or individual for whom it is intended. Any notice sent by telecopy shall be followed by a confirmation copy sent by reputable overnight business courier service. Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

  XII.8  Governing Law.  This Agreement shall be governed by and construed in
         -------------
accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

  XII.9  Amendments and Waivers.  The Parties may amend any provision of this
         ----------------------
Agreement at any time by a written instrument signed by each of the Parties. No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

  XII.10 Severability.  Any term or provision of this Agreement that is invalid
         ------------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or

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

provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

  XII.11 Expenses.  Except as otherwise set forth in the Agreement, each Party
         --------
shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. In the event of any litigation, claim, proceeding or arbitration with respect to this Agreement or the Ancillary Agreements, the prevailing Party shall be paid its reasonable legal fees and expenses by the opposing Party.

  XII.12 Specific Performance.  Each Party acknowledges and agrees that the
         --------------------
other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

  XII.13 Submission to Jurisdiction.  Each of the Parties (a) submits to the
         --------------------------
jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or the Ancillary Agreements, (b) agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement or the Ancillary Agreements in any other court and (d) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement or the Ancillary Agreements. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for giving of notices in
Section 12.7. Nothing in this Section 12.13, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

  XII.14 Construction.  The language used in this Agreement shall be deemed to
         ------------
be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

  XII.15 Incorporation of Exhibits and Schedules.  The Exhibits and Schedules
         ---------------------------------------
identified in this Agreement are incorporated herein by reference and made a part hereof.

  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                Buyer:

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

                                INDUSTRI-MATEMATIK INTERNATIONAL CORP.


                                By:________________________________
                                  Name:
                                  Title:


                                SELLER:

                                ASTEA INTERNATIONAL INC.


                                By:________________________________
                                  Name:
                                  Title:


                                NETWORK DATA, INC.


                                By:________________________________
                                  Name:
                                  Title:



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